TURNER FUNDS


                                                                PROSPECTUS
                                                                JANUARY 31, 2006




GROWTH FUNDS                                   SECTOR/SPECIALTY FUNDS
------------                                   ----------------------
Turner Large Cap Growth Fund                   Turner Technology Fund
Turner Core Growth Fund                        Turner Concentrated Growth Fund
Turner Strategic Growth Fund                   Turner New Enterprise Fund
Turner Midcap Growth Fund
Turner Small Cap Growth Fund
Turner Micro Cap Growth Fund



CORE FUNDS                                     VALUE FUNDS
----------                                     -----------
Turner Small Cap Equity Fund                   Turner Large Cap Value Fund












                              INVESTMENT ADVISERS:
                        Turner Investment Partners, Inc.

                        Turner Investment Management LLC
                          (Small Cap Equity Fund only)

    The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

ABOUT THIS
PROSPECTUS

Turner Funds is a mutual fund family that offers different classes of shares in separate investment portfolios (the "Funds"). The Funds have individual investment goals and strategies. This Prospectus gives you important information about the Class I and Class II Shares of the Turner Funds that you should know before investing. Please read this Prospectus and keep it for future reference.

This Prospectus has been arranged into different sections so that you can easily review this important information. On the next page, there is some general information you should know about risk and return that is common to each Fund. For more detailed information about the Funds, please see:


2      Turner Large Cap Growth Fund

6      Turner Core Growth Fund

10     Turner Strategic Growth Fund

14     Turner Midcap Growth Fund

18     Turner Small Cap Growth Fund

22     Turner Micro Cap Growth Fund

26     Turner Small Cap Equity Fund

30     Turner Technology Fund

34     Turner Concentrated Growth Fund

38     Turner New Enterprise Fund

42     Turner Large Cap Value Fund

45     Investments and Portfolio Management

52     Purchasing, Selling and Exchanging Turner Funds

62     Dividends, Distributions and Taxes

66     Financial Highlights


To obtain more information about Turner Funds, please refer to the back cover of this Prospectus.

                                  INTRODUCTION

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. Generally, a mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. Turner Investment Management LLC ("TIM") serves as the investment adviser for the Small Cap Equity Fund, and Turner Investment Partners, Inc. ("Turner") serves as the investment adviser for each of the other Turner Funds. TIM and Turner (each an "Adviser" and together, the "Advisers") invest Fund assets in a way that they believe will help the Funds achieve their objectives. Still, investing in the Funds involves risk and there is no guarantee that a Fund will achieve its goal. The Advisers' judgment about the markets, the economy or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment. In fact, no matter how good a job an adviser does, you could lose money on your investment in the Funds. A Fund share is not a bank deposit and it is not insured or guaranteed by the FDIC or any other government agency.

The value of your investment in a Fund is based on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which they trade. Some Funds are more exposed to a single segment or sector of the economy than others and the amount of exposure that a given Fund has to a specific segment or sector may have a large impact on its performance. The effect on a Fund's share price of a change in the value of a single security will depend on how widely the Fund diversifies its holdings across issuers, industries or sectors.

TURNER LARGE CAP GROWTH FUND (FORMERLY THE TURNER DISCIPLINED LARGE CAP GROWTH
FUND)

FUND SUMMARY

TICKER SYMBOL - TSGEX

CUSIP -- 87252R839

FUND NUMBER--1245

INVESTMENT OBJECTIVE-- Seeks long-term capital appreciation

INVESTMENT FOCUS-- Very Large capitalization U.S. common stocks

SHARE PRICE VOLATILITY -- Medium to high

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify very large capitalization
         U.S. companies with strong  earnings growth potential

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of equity investing


PRINCIPAL STRATEGY
The Turner Large Cap Growth Fund invests primarily (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies with very large market capitalizations that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Large cap companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the Russell Top 200 Growth Index (the "Growth Index"), the Fund's current benchmark. The Fund may also purchase securities of smaller companies that offer growth potential. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

The Fund invests in securities of companies that are diversified across economic sectors and will attempt to maintain sector concentrations that approximate those of the Growth Index. Portfolio exposure is generally limited to 5% of assets in any single issuer, subject to exceptions for the most heavily weighted securities in the Growth Index.

Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The Fund is subject to the risk that large capitalization growth stocks may underperform other segments of the equity market or the equity markets as a whole. The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund is non-diversified, which means that it may invest in the securities of fewer issuers than a diversified fund. As a result, it may be more susceptible to a single adverse economic or regulatory occurrence affecting one or more of these issuers, and may experience increased volatility.

In addition, because it focuses only on U.S. growth companies, the Fund generally will hold fewer stocks in larger percentage amounts than funds that are more broadly diversified and with a different focus. By investing in different sectors and capitalization ranges, Turner seeks to reduce the Fund's overall level of volatility. Ideally, when one sector or capitalization range is out of favor, the other ranges will offer a counterbalancing influence.

The Fund may participate in initial public offerings ("IPOs"). Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year since the Fund's inception(1).

                                         [BAR CHART]

                                    2001         (23.49)%
                                    2002         (31.61)%
                                    2003           35.34%
                                    2004            5.45%
                                    2005            4.60%


------------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON JUNE 14, 2000.


                BEST QUARTER                   WORST QUARTER
                  16.80%                         (22.64)%
                (06/30/03)                      (03/31/01)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell Top 200 Growth Index and the Russell 1000 Growth Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                    SINCE INCEPTION
                                                                     1 YEAR         5 YEARS            (06/14/00)
                                                                     ------         -------         ---------------
Turner Large Cap Growth Fund - Class I Shares
     Before taxes on distributions                                   4.60%          (4.82)%            (10.07)%
     After taxes on distributions                                    4.56%          (4.83)%            (10.08)%
     After taxes on distributions and sale of shares                 3.04%          (4.04)%             (8.21)%
Russell Top 200 Growth Index(1)                                      2.88%          (4.99)%             (9.73)%(3)
Russell 1000 Growth Index(2)                                         5.27%          (3.58)%             (8.32)%(3)


------------
(1)  THE RUSSELL TOP 200 GROWTH INDEX IS A WIDELY-RECOGNIZED,
     CAPITALIZATION-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATIONS HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF THE 200 LARGEST U.S. COMPANIES WITH HIGHER GROWTH RATES AND PRICE-TO-BOOK RATIOS.

(2) THE RUSSELL 1000 GROWTH INDEX MEASURES THE PERFORMANCE OF THOSE RUSSELL 1000 COMPANIES WITH HIGHER PRICE-TO-BOOK RATIOS AND HIGHER FORECASTED GROWTH VALUES.

(3)  THE CALCULATION DATE FOR THE INDICES IS JUNE 30, 2000.


WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                                              CLASS I SHARES
   Investment Advisory Fees                                        0.60%
   Distribution (12b-1) Fees                                       None
   Total Other Expenses                                            0.50%
                                                                -------
   TOTAL ANNUAL FUND OPERATING EXPENSES                            1.10%(1)


------------
(1) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL ANNUAL FUND OPERATING EXPENSES" FOR CLASS I SHARES FROM EXCEEDING 0.75%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                                          ------       -------      -------      --------
Turner Large Cap Growth Fund - Class I Shares              $112         $350         $606         $1,340


TURNER CORE GROWTH FUND


FUND SUMMARY


TICKER SYMBOL - TTMEX - Class I

TICKER SYMBOL - TCGFX - Class II

CUSIP - 900297847 - Class I / 900297839 - Class II

FUND NUMBER--1311 - Class I / 1305 - Class II

INVESTMENT OBJECTIVE-- Seeks long-term capital appreciation

INVESTMENT FOCUS--Medium to large capitalization growth companies

SHARE PRICE VOLATILITY -- High

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify U.S. companies with strong earnings growth potential

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of growth-oriented equity investing


PRINCIPAL STRATEGY
The Turner Core Growth Fund invests primarily in common stocks and other equity securities of U.S. companies that Turner considers to have strong earnings growth potential. This is a non-fundamental investment policy that can be changed without shareholder approval.

The Fund invests in securities of companies that Turner believes are favorably priced in relation to their fundamental value and will likely appreciate over time. These securities may be traded over the counter or listed on an exchange. While the Fund typically invests in the common stocks of medium to large sized companies, it may invest in companies of any size or in any industry in order to achieve its objective.

In selecting companies for the Fund, Turner typically invests for the long term and chooses securities that it believes offer strong opportunities for long-term growth of capital. Turner generally considers selling a security when it reaches a target price, when it fails to perform as expected, or when other opportunities appear more attractive. These factors may cause Turner to engage in active trading of the Fund's portfolio securities in seeking to achieve the Fund's objective.


PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.


The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The medium capitalization companies in which the Fund invests may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium capitalization companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, medium capitalization stocks may be more volatile than those of larger companies.


The Fund may participate in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

The performance of Class I and Class II Shares will differ due to differences in expenses. This bar chart shows changes in the performance of the Fund's Class I Shares from year to year since its inception.(1)

                                     [BAR CHART]
                                   2002      (27.11)%
                                   2003        34.79%
                                   2004        10.61%
                                   2005        13.98%

(1) The performance shown above is based on a calendar year. From its inception on February 28, 2001 until May 7, 2004, the Fund operated as the Turner Tax Managed U.S. Equity Fund, a portfolio of the Turner Funds and was advised by Turner. On May 7, 2004, the Turner Tax Managed U.S. Equity Fund was reorganized into the Constellation TIP Tax Managed U.S. Equity Fund - Class II, and was advised by Constellation Investment Management Company, L.P. and was sub-advised by Turner. Effective January 31, 2005, the Constellation TIP Tax Managed U.S. Equity Fund -- Class II changed its name to the Constellation TIP Core Growth Fund - Class II and changed its non-fundamental investment objective to eliminate any reference to seeking to minimize the impact of taxes on returns earned by shareholders. On February 25, 2005, the Constellation TIP Core Growth Fund - Class II was reorganized into the Turner Core Growth Fund - Class I.

                   BEST QUARTER                             WORST QUARTER
                     15.61%                                   (16.80)%
                   (06/30/03)                                (09/30/02)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the S&P 500 Index and the Russell 1000 Growth Index. After-tax returns are calculated using the highest individual federal income tax rate and no not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax figures shown are for Class I Shares only and will vary for Class II Shares. The returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.


                                                                 SINCE INCEPTION
                                                1 YEAR             (02/28/01)
Turner Core Growth Fund - Class I
  Shares
Before taxes on distributions                   13.98%              2.53%(1)
After taxes on distributions                    13.92%              2.52%
After taxes on distributions and
  sales of shares                                9.15%              2.17%
Turner Core Growth Fund - Class II
  Shares                                          N/A               2.27%(2)
S&P 500 Index(3)                                 4.91%              1.83%
Russell 1000 Growth Index(4)                     5.27%            (1.30)%

------------
(1)  THE INCEPTION DATE FOR CLASS I SHARES IS FEBRUARY 28, (2001.)

(2) THE INCEPTION DATE FOR CLASS II SHARES IS AUGUST 1, 2005. PERIODS PRIOR TO AUGUST 1, 2005 REPRESENT THE PERFORMANCE OF CLASS I SHARES, ADJUSTED FOR THE DIFFERENCES IN FEES BETWEEN THE CLASSES (SEE "FUND FEES AND EXPENSES").

(3) THE S&P 500 INDEX IS A WIDELY-RECOGNIZED, MARKET VALUE-WEIGHTED (HIGHER MARKET VALUE STOCKS HAVE MORE INFLUENCE THAN LOWER MARKET VALUE STOCKS) INDEX OF 500 STOCKS DESIGNED TO MIMIC THE OVERALL EQUITY MARKET'S INDUSTRY WEIGHTINGS.

(4) THE RUSSELL 1000 GROWTH INDEX MEASURES THE PERFORMANCE OF THOSE RUSSELL 1000 COMPANIES WITH HIGHER PRICE-TO-BOOK RATIOS AND HIGHER FORECASTED GROWTH VALUES.


WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                             ---------------     ---------------
                                             CLASS I SHARES      CLASS II SHARES
                                             ---------------     ---------------
Redemption Fee                                  2.00%(1)            2.00%(1)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                                     ---------------------------
                                                     CLASS I            CLASS II
                                                     SHARES              SHARES
                                                     ---------------------------
Investment Advisory Fees                               0.75%            0.75%
Distribution (12b-1) Fees                              None              None

Total Other Expenses                                   0.85%            1.75%
         Shareholder Servicing Fee                     NONE             0.25%(2)

TOTAL ANNUAL FUND OPERATING EXPENSES                   1.60%            2.50%

         Fee Waivers and Expense Reimbursements      (0.10)%(3)           --

NET TOTAL OPERATING EXPENSES                           1.50%(4)         2.50%(4)

------------
(1) APPLIES ONLY TO REDEMPTIONS (INCLUDING EXCHANGES) WITHIN 90 DAYS OF PURCHASE. AT THIS TIME, PURCHASES OF CLASS I AND CLASS II SHARES OF THE FUND WILL NOT BE SUBJECT TO THE REDEMPTION FEE DESCRIBED ABOVE. THE FUND WILL NOTIFY ALL EXISTING SHAREHOLDERS IF AND WHEN IT DECIDES TO IMPLEMENT THE FEE.
(2) THE SHAREHOLDER SERVICING FEE IS INCLUDED AS PART OF THE FUND'S "TOTAL OTHER EXPENSES" AND IS PRESENTED HERE FOR INFORMATION PURPOSES ONLY.
(3) TURNER HAS CONTRACTUALLY AGREED TO LIMIT THE ADMINISTRATION FEE ON CLASS I SHARES TO 0.05% THROUGH JANUARY 31, 2007. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME AFTER JANUARY 31, 2007.
(4) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE FUND EXPENSES TO KEEP THE FUND'S "TOTAL ANNUAL FUND OPERATING EXPENSES" OF THE CLASS I AND CLASS II SHARES FROM EXCEEDING 0.59% AND 0.94%, RESPECTIVELY. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.



EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:



                                                      1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                                      ------       -------      -------      --------
Turner Core Growth Fund - Class I Shares               $153         $495         $861         $1,892
Turner Core Growth Fund - Class II Shares              $253         $779        $1,331        $2,836

TURNER STRATEGIC GROWTH FUND (FORMERLY THE TURNER LARGE CAP GROWTH OPPORTUNITIES
FUND)

FUND SUMMARY


TICKER SYMBOL - TLCGX

CUSIP - 900297870

FUND NUMBER - 1314

INVESTMENT OBJECTIVE -- Seeks capital appreciation

INVESTMENT FOCUS--Medium to large capitalization U.S. common stocks

SHARE PRICE VOLATILITY-- MEDIUM TO HIGH

PRINCIPAL INVESTMENT STRATEGY-- Attempts to identify medium to large capitalization U.S. companies with strong earnings growth potential

INVESTOR PROFILE-- Investors seeking long-term growth of capital who can withstand the share price volatility of equity investing


PRINCIPAL STRATEGY
The Turner Strategic Growth Fund invests primarily in common stocks and other equity securities of U.S. companies with mid-to large market capitalizations that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed without shareholder approval. Mid- to large capitalization companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the Russell 1000(R) Growth Index (the "Growth Index"). The Fund may also purchase securities of other mid-to-large capitalization companies that Turner believes offer strong earnings growth potential. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

The Fund invests in securities of companies in a variety of economic sectors, and generally will not invest more than 50% of its assets in any one sector of the economy (for example, technology or industrial). It also will not invest more than 25% in any one industry or group of industries. Portfolio exposure is generally limited to 5% of assets in any single issuer, subject to exceptions for the most heavily weighted securities in the Growth Index.

Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.


The Fund is also subject to the risk that its principal market segment, mid-to large capitalization growth stocks, may underperform compared to other market segments or to the equity markets as a whole. In addition, Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

Because the Fund focuses only on U.S. growth companies, it may hold fewer stocks in larger percentage amounts than funds that invest in a broader range of companies or have a less focused investment approach. The amount of exposure that the Fund has to this specific segment may have a large impact on its performance. By investing in different industry sectors, Turner seeks to reduce the Fund's overall level of volatility. Ideally, when one sector is out of favor, the other sectors will offer a counterbalancing influence.

The Fund is non-diversified, which means that it may invest in the securities of fewer issuers than a diversified fund. As a result, the Fund may be more susceptible to the risk that a single adverse economic or regulatory occurrence affecting one or more of these issuers would affect the Fund's performance. The Fund may, therefore, experience increased volatility.

The Fund has participated in the past, and may participate in the future, in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year since the Fund's inception.(1)

                                [BAR CHART]


                            1998         45.22%
                            1999         55.71%
                            2000       (24.12)%
                            2001       (27.49)%
                            2002       (32.55)%
                            2003         48.27%
                            2004         10.33%
                            2005          7.86%

------------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. FROM ITS INCEPTION ON JANUARY 31, 1997 UNTIL JUNE 8, 2000, THE FUND OPERATED AS THE TURNER LARGE CAP GROWTH EQUITY FUND, A PORTFOLIO OF THE TIP FUNDS (NOW, THE "TURNER FUNDS") AND ADVISED BY TURNER. ON JUNE 9, 2000, THE TURNER LARGE CAP GROWTH EQUITY FUND BECAME THE MERCURY SELECT GROWTH FUND, WHICH WAS ADVISED BY FUND ASSET MANAGEMENT, L.P., AN AFFILIATE OF MERRILL LYNCH & CO., INC., WHILE TURNER CONTINUED TO PROVIDE DAY-TO-DAY INVESTMENT MANAGEMENT SERVICES TO THE FUND. ON AUGUST 19, 2002, THE MERCURY SELECT GROWTH FUND CONVERTED TO THE TURNER LARGE CAP GROWTH OPPORTUNITIES FUND. EFFECTIVE JANUARY 31, 2005, THE FUND'S CHANGED ITS NAME TO THE TURNER STRATEGIC GROWTH FUND AND ALSO CHANGED ITS INVESTMENT STRATEGY, WHICH IS REFLECTED IN THE FUND'S "PRINCIPAL STRATEGIES" DESCRIPTION.


                    BEST QUARTER                       WORST QUARTER
                       41.30%                             (27.31)%
                     (12/31/99)                          (12/31/00)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell 1000 Growth Index and the S&P 500 Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                    Since inception
                                                                    1 Year            5 Years          (01/31/97)
                                                                    ------            -------       ---------------
Turner Strategic Growth
   Fund- Class I Shares
   Before taxes on distributions                                    7.86%             (2.91)%            7.49%
   After taxes on distributions                                     7.86%             (2.91)%            5.56%
   After taxes on distributions
      and sale of shares                                            5.11%             (2.45)%            5.45%
Russell 1000 Growth Index(1)                                        5.27%             (3.58)%            4.30%
S&P 500 Index(2)                                                    4.91%              0.54%             6.98%


------------
(1) THE RUSSELL 1000 GROWTH INDEX IS A WIDELY-RECOGNIZED, CAPITALIZATION-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATION HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF THE 1000 LARGEST U.S. COMPANIES WITH HIGHER GROWTH RATES AND PRICE-TO-BOOK RATIOS. THE RUSSELL 1000 GROWTH INDEX REPLACED THE RUSSELL TOP 200 GROWTH INDEX AS ONE OF THE FUND'S BENCHMARKS EFFECTIVE JANUARY 31, 2005. THIS CHANGE IN INDEXES REFLECTED THE FUND'S CHANGE IN INVESTMENT STRATEGY, DIVERSIFYING ITS FOCUS FROM VERY LARGE CAP DOMESTIC STOCKS TO MID- TO LARGE CAP DOMESTIC STOCKS.

(2) THE S&P 500 INDEX IS A WIDELY-RECOGNIZED, MARKET VALUE-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATIONS HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF OVER 500 U.S. COMPANIES CHOSEN FOR MARKET SIZE, LIQUIDITY AND INDUSTRY GROUP REPRESENTATION.

WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                            CLASS I SHARES

Investment Advisory Fees                         0.75%
Distribution (12b-1) Fees                        None
Total Other Expenses                             0.98%

TOTAL ANNUAL FUND OPERATING EXPENSES             1.73%
Fee Waivers and Expense Reimbursements         (0.48)%

NET TOTAL OPERATING EXPENSES                     1.25%(1)

------------
(1) TURNER HAS CONTRACTUALLY AGREED TO WAIVE FEES AND REIMBURSE FUND EXPENSES TO KEEP THE FUND'S "NET TOTAL OPERATING EXPENSES" OF THE CLASS I SHARES FROM EXCEEDING 1.25% THROUGH JANUARY 31, 2007. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME AFTER JANUARY 31, 2007.


EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:

                                                    1 YEAR             3 YEARS        5 YEARS           10 YEARS
                                                    ------             -------        -------           --------
Turner Strategic Growth Fund - Class I Shares        $127                $498          $894              $2,001



TURNER MIDCAP GROWTH FUND

FUND SUMMARY


TICKER SYMBOL -- TMGFX - Class I

TICKER SYMBOL -- TMIIX - Class II

CUSIP -- 900297409 - Class I / 900297706 - Class II

FUND NUMBER -- 899 - Class I / 1253 - Class II

INVESTMENT OBJECTIVE -- Seeks capital appreciation

INVESTMENT FOCUS -- U.S. midcap common stocks

SHARE PRICE VOLATILITY - High

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify medium capitalization U.S.
        companies with strong earnings growth potential

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of growth-oriented equity investing


PRINCIPAL STRATEGY
The Turner Midcap Growth Fund invests primarily (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies with medium market capitalizations that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Midcap companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the Russell Midcap Growth Index ("Midcap Growth Index"). These securities may be traded over the counter or listed on an exchange. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

The Fund invests in securities of companies that are diversified across economic sectors, and attempts to maintain sector concentrations that approximate those of the Midcap Growth Index. Portfolio exposure is generally limited to 5% of assets in any single issuer, subject to exceptions for the most heavily-weighted securities in the Midcap Growth Index.

Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The Fund is subject to the risk that medium capitalization growth stocks may underperform other segments of the equity market or the equity markets as a whole. The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The medium capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium sized companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, medium capitalization stock prices may be more volatile than those of larger companies.

The Fund has participated in the past, and may participate in the future, in IPOs. Some successful IPOs have had in the past, and may in the future have, a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

The performance of Class I and Class II Shares will differ due to differences in expenses. This bar chart shows changes in the performance of the Fund's Class I Shares from year to year since the Fund's inception.(1)

                                 [BAR CHART]


                             1997          40.56%
                             1998          26.52%
                             1999         125.45%
                             2000          (8.00)%
                             2001         (28.38)%
                             2002         (32.86)%
                             2003          49.56%
                             2004          11.05%
                             2005          12.03%

------------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND'S CLASS I SHARES COMMENCED OPERATIONS ON OCTOBER 1, 1996.


                  BEST QUARTER                         WORST QUARTER
                     54.63%                              (32.32)%
                  (12/31/99)                            (09/30/01)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell Midcap Growth Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax figures shown are for Class I Shares only and will vary for Class II Shares. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                              1 YEAR             5 YEARS          SINCE INCEPTION
                                                              ------             -------          ---------------
  Turner Midcap Growth Fund - Class I Shares
  Before taxes on distributions                               12.03%             (2.20)%             14.19%(1)
  After taxes on distributions                                12.03%             (2.20)%             13.15%(1)
  After taxes on distributions and sale of shares              7.82%             (1.86)%             12.10%(1)
  Turner Midcap Growth Fund - Class II Shares                 11.48%             (2.18)%             13.94%(2)
  Russell Midcap Growth Index(3)                              12.11%              1.38%               8.71%(4)


------------
(1)  THE INCEPTION DATE FOR CLASS I SHARES IS OCTOBER 1, 1996.

(2) THE INCEPTION DATE FOR CLASS II SHARES IS SEPTEMBER 24, 2001. PERIODS PRIOR TO SEPTEMBER 24, 2001 REPRESENT THE PERFORMANCE OF CLASS I SHARES, ADJUSTED FOR THE DIFFERENCES IN FEES BETWEEN THE CLASSES (SEE "FUND FEES AND EXPENSES").

(3) THE RUSSELL MIDCAP GROWTH INDEX IS A CAPITALIZATION-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATIONS HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF THE 800 SMALLEST U.S. COMPANIES OUT OF THE 1,000 LARGEST COMPANIES WITH HIGHER GROWTH RATES AND PRICE-TO-BOOK RATIOS.

(4)  THE CALCULATION DATE FOR THE INDEX IS OCTOBER 31, 1996.

WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

                                            ------------------------------------
                                            CLASS I SHARES       CLASS II SHARES
                                            ------------------------------------
Investment Advisory Fees                        0.75%                 0.75%
                                            ------------------------------------
Distribution (12b-1) Fees                        None                 0.25%
                                            ------------------------------------
Total Other Expenses                            0.45%                 0.70%
                                            ------------------------------------
    Shareholder Servicing Fee                    None                 0.25%(1)
                                            ------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES           1.20%(2)               1.70%(2)

------------
1 THE SHAREHOLDER SERVICING FEE IS INCLUDED AS PART OF THE FUND'S "TOTAL OTHER EXPENSES" AND IS PRESENTED HERE FOR INFORMATION PURPOSES ONLY.

(2) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE ADVISORY FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL ANNUAL FUND OPERATING EXPENSES" OF THE CLASS I AND CLASS II SHARES FROM EXCEEDING 1.25% AND 1.75%, RESPECTIVELY. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                          1 YEAR       3 YEARS       5 YEARS       10 YEARS
                                                          ------       -------       -------       --------
Turner Midcap Growth Fund - Class I Shares                 $122          $381         $660           $1,455
Turner Midcap Growth Fund - Class II Shares                $173          $536         $923           $2,009


TURNER SMALL CAP GROWTH FUND (CLOSED TO NEW INVESTORS)

FUND SUMMARY


TICKER SYMBOL - TSCEX

CUSIP - 900297300

FUND NUMBER - 897

INVESTMENT OBJECTIVE -- Seeks capital appreciation

INVESTMENT FOCUS -- U.S. small cap common stocks

SHARE PRICE VOLATILITY - High

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify small capitalization companies with strong earnings growth potential


INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of growth-oriented equity investing with a focus on small capitalization companies


PRINCIPAL STRATEGY
The Turner Small Cap Growth Fund invests primarily (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies with small market capitalizations that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Small cap companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the Russell 2000 Growth Index ("2000 Growth Index"). These securities may be traded over the counter or listed on an exchange. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

The Fund invests in securities of companies that are diversified across economic sectors, and will attempt to maintain sector concentrations that approximate those of the 2000 Growth Index. Portfolio exposure is generally limited to 5% of assets in any single issuer subject to exceptions for the most heavily weighted securities in the 2000 Growth Index.


Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.


The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stock prices may be more volatile than those of larger companies.

The Fund is subject to the risk that small capitalization growth stocks may underperform other segments of the equity market, or the equity markets as a whole. The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund has participated in the past, and may participate in the future, in IPOs. Some successful IPOs have had in the past, and may in the future have, a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year for the past ten years.(1)

                                     [BAR CHART]

                                    1996     28.85%
                                    1997     14.75%
                                    1998      8.53%
                                    1999     85.04%
                                    2000    (14.38)%
                                    2001    (18.84)%
                                    2002    (33.03)%
                                    2003     59.38%
                                    2004     11.90%
                                    2005     5.84%

------------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON FEBRUARY 7, 1994.

                BEST QUARTER                         WORST QUARTER
                   44.57%                               (28.67)%
                 (12/31/99)                            (09/30/01)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell 2000 Growth Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                1 YEAR             5 YEARS             10 YEARS
Turner Small Cap Growth Fund - Class I Shares
   Before taxes on distributions                                5.84%               0.51%               10.06%
   After taxes on distributions                                 5.84%               0.51%                8.11%
   After taxes on distributions
     and sale of shares                                         3.80%               0.44%                7.81%
Russell 2000 Growth Index(1)                                    4.15%               2.28%                4.69%

------------
(1) THE RUSSELL 2000 GROWTH INDEX IS A WIDELY-RECOGNIZED,
     CAPITALIZATION-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATIONS HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF THE 2,000 SMALLEST U.S. COMPANIES OUT OF THE 3,000 LARGEST U.S. COMPANIES WITH HIGHER GROWTH RATES AND PRICE-TO-BOOK RATIOS.



WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market of securities in a market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                            CLASS I SHARES
Investment Advisory Fees                         1.00%
Distribution (12b-1) Fees                        None
Total Other Expenses                             0.44%


TOTAL ANNUAL FUND OPERATING EXPENSES          1.44%(1)

-----------
(1) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE ADVISORY FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL ANNUAL FUND OPERATING EXPENSES" OF THE CLASS I SHARES FROM EXCEEDING 1.25%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:

                                                              1 YEAR      3 YEARS       5 YEARS      10 YEARS
                                                              ------      -------       -------      --------
Turner Small Cap Growth Fund - Class I Shares                  $147        $456           $787          $1,724


TURNER MICRO CAP GROWTH FUND (CLOSED TO NEW INVESTORS)

FUND SUMMARY


TICKER SYMBOL - TMCGX

CUSIP - 872524301

FUND NUMBER - 1310

INVESTMENT OBJECTIVE -- Seeks capital appreciation

INVESTMENT FOCUS -- U.S. micro cap common stocks

SHARE PRICE VOLATILITY -- Very high

PRINCIPAL INVESTMENT STRATEGY - Attempts to identify micro capitalization companies with strong earnings growth potential

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of growth-oriented equity investing with a focus on micro capitalization companies


PRINCIPAL STRATEGY
The Turner Micro Cap Growth Fund invests primarily (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies with very small market capitalizations that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Micro cap companies are defined for this purpose as companies with market capitalizations at the time of purchase in the range of those market capitalizations of companies included in the lower end of the Russell 2000 Growth Index (the "2000 Growth Index"), particularly those under $500 million. These securities may be traded over the counter or listed on an exchange. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

The Fund invests in securities of companies that are diversified across economic sectors and will attempt to maintain sector concentrations that approximate those of the 2000 Growth Index. Portfolio exposure is generally limited to 5% of assets in any single issuer, subject to exceptions for the most heavily weighted securities in the 2000 Growth Index.


Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints, to maintain sector neutrality or to adjust stock position size relative to the target index.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.


The micro capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these very small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Micro cap stocks also tend to be traded only in the over the counter market, and may not be as liquid as larger capitalization stocks. As a result, the prices of the micro cap stocks owned by the Fund will be very volatile, and the price movements of the Fund's shares will reflect that volatility.

The Fund is subject to the risk that micro capitalization growth stocks may underperform other segments of the equity market or the equity markets as a whole. The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund has participated in the past, and may participate in the future, in IPOs. Some successful IPOs have had in the past, and may in the future have, a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year since the Fund's inception.(1)

                                       [BAR CHART]

                                    1999      144.39%
                                    2000       19.35%
                                    2001       18.60%
                                    2002      (20.04)%
                                    2003       49.26%
                                    2004       23.19%
                                    2005       10.86%

-----------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON FEBRUARY 27, 1998.

                  BEST QUARTER                      WORST QUARTER
                     60.84%                           (20.26)%
                   (12/31/99)                        (09/30/02)


This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell 2000 Growth Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown.
 The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                    SINCE INCEPTION
                                                             1 YEAR               5 YEARS             (02/27/98)
Turner Micro Cap Growth Fund - Class I Shares
   Before taxes on distributions                             10.86%                14.09%               30.03%
   After taxes on distributions                               9.59%                13.27%               28.31%
   After taxes on distributions
     and sale of shares                                       7.98%                12.16%               26.62%
Russell 2000 Growth Index(1)                                  4.15%                 2.28%                2.04%(2)


------------
(1) THE RUSSELL 2000 GROWTH INDEX IS A WIDELY-RECOGNIZED,
    CAPITALIZATION-WEIGHTED (COMPANIES WITH LARGER MARKET CAPITALIZATIONS HAVE MORE INFLUENCE THAN THOSE WITH SMALLER MARKET CAPITALIZATIONS) INDEX OF THE 2,000 SMALLEST U.S. COMPANIES OUT OF THE 3,000 LARGEST U.S. COMPANIES WITH HIGHER GROWTH RATES AND PRICE-TO-BOOK RATIOS.

(2) THE CALCULATION DATE FOR THE INDEX IS FEBRUARY 28, 1998.

WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market of securities in a market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                 CLASS I SHARES
Investment Advisory Fees                             1.00%
Distribution (12b-1) Fees                            None
Total Other Expenses                                 0.44%


TOTAL ANNUAL FUND OPERATING EXPENSES                 1.44%(1)

------------
(1) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL ANNUAL FUND OPERATING EXPENSES" FROM EXCEEDING 1.40%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                          1 YEAR          3 YEARS         5 YEARS          10 YEARS
                                                          ------          -------         -------          --------
Turner Micro Cap Growth Fund - Class I Shares              $147            $456            $787             $1,724


TURNER SMALL CAP EQUITY FUND (CLOSED TO NEW INVESTORS)

FUND SUMMARY


TICKER SYMBOL - TSEIX

CUSIP -- 87252R714

FUND NUMBER - 1312

INVESTMENT OBJECTIVE -- Seeks long-term capital growth

INVESTMENT FOCUS-- Common stocks of small capitalization companies

SHARE PRICE VOLATILITY -- Medium/High

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify small companies that have the potential for long-term growth

INVESTOR PROFILE -- investors seeking long-term total return who can withstand the share price volatility of small cap equity investing


PRINCIPAL STRATEGY
The Turner Small Cap Equity Fund invests primarily (at least 80% of its net assets) in equity securities of small capitalization companies that the adviser, TIM, believes have the potential for long-term growth and that are attractively priced. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Most of these companies are based in the U.S., but some may be headquartered in or doing a substantial portion of their business overseas. In pursuing its objective, the Fund may invest in securities convertible into small cap equity securities and securities issued by non-U.S. small cap companies. A small capitalization company is one that has a market capitalization at the time of purchase that is within the range of market capitalizations represented in the Russell 2000 Index.

The Fund invests in securities of companies operating in a broad range of industries based primarily on a fundamental analysis of each company and due consideration of such characteristics as price-cash flow, price-earnings and price-book value ratios. TIM looks for companies with quality management teams that can take advantage of unique product opportunities, with an emphasis on companies that TIM believes can generate and sustain long-term growth. TIM employs a quantitative approach to determine whether a company's share price reflects its perceived value.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Small cap stocks may be very volatile and the price movements of the Fund's shares may reflect that volatility. Such volatility may make selling a large quantity of shares of one issuer more difficult.

Investing in issuers headquartered or otherwise located in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments.

The Fund may participate in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax consequences. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class II Shares from year to year since the Fund's inception.(1)

                                      [BAR CHART]

                                    2003       49.47%
                                    2004       15.11%
                                    2005        5.77%


------------
(1) THE ABOVE INFORMATION IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON MARCH 4, 2002.

                           BEST QUARTER                     WORST QUARTER
                              18.81%                           (5.03)%
                           (06/30/03)                         (03/31/03)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Russell 2000 Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                 SINCE INCEPTION
                                               1 YEAR              (03/04/02)
Turner Small Cap Equity Fund -
    Class II Shares
    Before taxes on distributions              5.77%                16.18%
    After taxes on distributions               5.77%                15.34%
    After taxes on distributions
       and sale of shares                      3.75%                13.64%
Russell 2000 Index(1)                          4.55%                 9.24%(2)


------------
(1) THE RUSSELL 2000 INDEX IS A WIDELY-RECOGNIZED, MARKET VALUE-WEIGHTED (HIGHER MARKET VALUE STOCKS HAVE MORE INFLUENCE THAN LOWER MARKET VALUE STOCKS) INDEX OF 2000 STOCKS THAT REFLECTS THE PERFORMANCE OF THE SMALLEST 2,000 COMPANIES IN THE RUSSELL 3000 INDEX. THE RUSSELL 3000 INDEX IS DESIGNED TO DEPICT THE OVERALL EQUITY MARKET'S PERFORMANCE.

(2)  THE CALCULATION DATE FOR THE INDEX IS MARCH 31, 2002.

WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                CLASS II SHARES
Redemption Fee (as a percentage of amount redeemed
if applicable)                                                      2.00%(1)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                CLASS II SHARES
Investment Advisory Fees                                               0.95%
Distribution (12b-1) Fees                                              0.25%(2)
Total Other Expenses                                                   0.50%
TOTAL ANNUAL FUND OPERATING EXPENSES                                   1.70%

Other Fee Waivers and Expense Reimbursements                          (0.25)%
NET TOTAL OPERATING EXPENSES                                            1.45%(3)


------------
(1) APPLIES ONLY TO REDEMPTIONS WITHIN 90 DAYS OF PURCHASE. AT THIS TIME, PURCHASES OF CLASS II SHARES OF THE FUND WILL NOT BE SUBJECT TO THE REDEMPTION FEE DESCRIBED ABOVE. THE FUND WILL NOTIFY ALL EXISTING SHAREHOLDERS IF AND WHEN IT DECIDES TO IMPLEMENT THE FEE.

(2) THE DISTRIBUTION (12B-1) FEE IS CURRENTLY BEING VOLUNTARILY WAIVED BECAUSE THE FUND IS CLOSED TO NEW INVESTORS. THIS ARRANGEMENT MAY BE DISCONTINUED AT ANY TIME.

(3) TIM HAS CONTRACTUALLY AGREED TO WAIVE FEES AND TO REIMBURSE EXPENSES IN ORDER TO KEEP THE FUND'S "TOTAL OTHER EXPENSES" FROM EXCEEDING 0.25% THROUGH JANUARY 31, 2007.



EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate costs of investing $10,000 in the Fund would be:

                                                     1 YEAR       3 YEARS           5 YEARS        10 YEARS
                                                     ------       -------           -------        --------
Turner Small Cap Equity Fund - Class II Shares        $148         $511              $900           $1,988


TURNER TECHNOLOGY FUND

FUND SUMMARY

TICKER SYMBOL - TTECX

CUSIP -- 87252R870

FUND NUMBER - 1236

INVESTMENT OBJECTIVE -- Seeks long-term capital appreciation

INVESTMENT FOCUS-- Common stocks of technology companies

SHARE PRICE VOLATILITY -- Very High

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify technology companies with strong earnings growth potential

INVESTOR PROFILE -- investors seeking long-term growth of capital who can withstand the share price volatility of concentrated technology-focused equity investing


PRINCIPAL STRATEGY
The Turner Technology Fund invests primarily (at least 80% of its net assets) in common stocks of companies that have developed or are developing new technologies and that may experience exceptional growth in sales and earnings driven by technology-related products and services. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. These securities may be traded over the counter or listed on an exchange. Stock selection will not be based on company size, but rather on an assessment of a company's fundamental prospects. The Fund's holdings will be concentrated in the technology sector, and will range from small companies developing new technologies to large, established firms with a history of developing and marketing such technologies. These securities may include companies that develop, produce or distribute products or services in the computer, semiconductor, electronics, communications, health care and biotechnology sectors. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund may invest in smaller capitalization companies that may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be very volatile, and the price movements of the Fund's shares may reflect that volatility.

Because the Fund's investments are concentrated in issuers doing business in the same industry, the Fund is subject to legislative or regulatory changes, adverse market conditions and/or increased competition affecting that industry in greater proportion than funds that are more diversified. In addition, the Fund is subject to the risk that technology stocks may underperform other segments of the equity market or the equity markets as a whole. The competitive pressures of advancing technology and the number of companies and product offerings that continue to expand could cause technology companies to become increasingly sensitive to short product cycles and aggressive pricing.

The Fund may participate in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares since the Fund's inception.(1)

                                        [BAR CHART]

                                    2000         (32.92)%
                                    2001         (46.12)%
                                    2002         (51.31)%
                                    2003          82.39%
                                    2004           8.51%
                                    2005           5.88%

------------
(1) THE PERFORMANCE INFORMATION SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON JUNE 30, 1999.

                 BEST QUARTER                           WORST QUARTER
                    40.98%                                (50.59)%
                  (12/31/01)                            (12/31/00)

This table compares the Fund's average annual total returns for the periods ended December 31, 2005 to those of the Pacific Stock Exchange Technology 100 Index and the Goldman Sachs Technology Composite Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                   SINCE INCEPTION
                                                           1 YEAR               5 YEARS              (06/30/99)
Turner Technology Fund - Class I Shares
   Before taxes on distributions                           5.88%               (11.28)%                (0.75)%
   After taxes on distributions                            5.88%               (11.28)%                (2.47)%
   After taxes on distributions and sale of shares
                                                           3.82%                (9.20)%                (1.17)%
Pacific Stock Exchange
    Technology 100 Index(1)                                7.80%                 0.84%                  5.53%
Goldman Sachs Technology
    Composite Index(2)                                     2.03%                (7.13)%                (6.60)%

------------
(1) THE PACIFIC STOCK EXCHANGE TECHNOLOGY 100 INDEX IS A WIDELY-RECOGNIZED, PRICE WEIGHTED INDEX OF THE TOP 100 U.S. TECHNOLOGY-ORIENTED COMPANIES.

(2) THE FUND USES THE GOLDMAN SACHS TECHNOLOGY COMPOSITE INDEX FOR COMPARISON PURPOSES ONLY. THE GOLDMAN SACHS TECHNOLOGY INDUSTRY COMPOSITE IS A MARKET-CAPITALIZATION WEIGHTED INDEX OF 190 STOCKS DESIGNED TO MEASURE THE PERFORMANCE OF COMPANIES IN THE TECHNOLOGY SECTOR.



WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market of securities in a market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                                       CLASS I SHARES
Investment Advisory Fees                                    1.21%(1)
Distribution (12b-1) Fees                                    None
Total Other Expenses                                        0.29%
TOTAL ANNUAL FUND OPERATING EXPENSES                        1.50%(2)

------------
(1) THE ADVISORY FEE IS SUBJECT TO A PERFORMANCE ADJUSTMENT BASED ON THE FUND'S PERFORMANCE RELATIVE TO THE PERFORMANCE OF THE PSE TECHNOLOGY 100 INDEX AND MAY RANGE FROM 0.70% TO 1.50%, DEPENDING ON THE FUND'S PERFORMANCE.

(2) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL OTHER EXPENSES" FROM EXCEEDING 0.50%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.


EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. This Example does not include any performance fee adjustment. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                     1 YEAR          3 YEARS        5 YEARS        10 YEARS
Turner Technology Fund - Class I Shares                $153           $474            $818         $1,791


TURNER CONCENTRATED GROWTH FUND

FUND SUMMARY

TICKER SYMBOL - TTOPX

CUSIP -- 87252R862

FUND NUMBER - 1237

INVESTMENT OBJECTIVE -- Seeks long-term capital appreciation

INVESTMENT FOCUS -- U.S. common stocks

SHARE PRICE VOLATILITY -- Very high

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify u.s. companies with strong earnings growth potential

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of concentrated equity investing


PRINCIPAL STRATEGY
The Turner Concentrated Growth Fund invests substantially all (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies, regardless of their market capitalization, that Turner believes have strong earnings growth potential. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. These securities may be traded over the counter or listed on an exchange.

The Fund's portfolio generally will contain 15-30 stocks. While it will not concentrate its investments in any one industry, the Fund may from time to time have a significant exposure to one or more sectors of the economy, such as the technology sector. In addition, Turner may invest up to 25% of the Fund's assets in cash or cash equivalent securities in instances where it believes that appropriate buying opportunities are not available. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find growth companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The Fund may focus its investments from time to time on one or more economic sectors. To the extent that it does so, developments affecting companies in that sector or sectors will likely have a magnified effect on the Fund's net asset value and total return.

The Fund is non-diversified, which means that it may invest in the securities of fewer issuers than a diversified fund. As a result, it may be more susceptible to a single adverse economic or regulatory occurrence affecting one or more of these issuers, and may experience increased volatility.

In addition, the Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund may participate in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares since the Fund's inception.(1)

                                       [BAR CHART]

                                    2000       (20.42)%
                                    2001       (38.94)%
                                    2002       (45.72)%
                                    2003        60.19%
                                    2004         1.06%
                                    2005        13.34%

------------
(1) THE PERFORMANCE SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON JUNE 30, 1999.


                   BEST QUARTER                   WORST QUARTER
                     31.77%                         (39.66)%
                  (12/31/01)                       (03/31/01)

The following table compares the Fund's Class I Shares' average annual total returns for the periods ended December 31, 2005 to those of the S&P 500 Index and the Nasdaq 100 Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                   SINCE INCEPTION
                                                            1 YEAR              5 YEARS              (06/30/99)
Turner Concentrated Growth Fund - Class I Shares
   Before taxes on distributions                            13.34%              (9.47)%                 1.18%
   After taxes on distributions                             13.34%              (9.47)%                (0.86)%
   After taxes on distributions and sale of shares
                                                             8.67%              (7.78)%                 0.18%
S&P 500 Index(1)                                             4.91%               0.54%                  0.09%
Nasdaq 100 Index(2)                                          1.90%              (6.62)%                (4.84)%


------------
1 THE S&P 500 INDEX IS A WIDELY-RECOGNIZED, MARKET VALUE-WEIGHTED (HIGHER MARKET VALUE STOCKS HAVE MORE INFLUENCE THAN LOWER MARKET VALUE STOCKS) INDEX OF 500 STOCKS DESIGNED TO MIMIC THE OVERALL EQUITY MARKET'S INDUSTRY WEIGHTINGS.

(2) THE NASDAQ 100 INDEX TRACKS NASDAQ'S LARGEST COMPANIES ACROSS MAJOR INDUSTRY GROUPS, INCLUDING COMPUTER HARDWARE AND SOFTWARE,
     TELECOMMUNICATIONS, RETAIL/WHOLESALE AND BIOTECHNOLOGY.



WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market of securities in a market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)


                                                            CLASS I SHARES
Investment Advisory Fees                                      1.19%(1)
Distribution (12b-1) Fees                                     None
Total Other Expenses                                          0.22%
TOTAL ANNUAL FUND OPERATING EXPENSES                          1.41%(2)

------------
(1) THE ADVISORY FEE IS SUBJECT TO A PERFORMANCE ADJUSTMENT BASED ON THE FUND'S PERFORMANCE RELATIVE TO THE PERFORMANCE OF THE S&P 500 INDEX AND MAY RANGE FROM 0.70% TO 1.50%, DEPENDING ON THE FUND'S PERFORMANCE.

(2) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE EXPENSES TO KEEP "TOTAL OTHER EXPENSES" FROM EXCEEDING 0.25%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. This Example does not include any performance fee adjustment. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                            1 YEAR         3 YEARS        5 YEARS        10 YEARS
                                                            ------         -------        -------        --------
Turner Concentrated Growth Fund - Class I Shares             $144           $446            $771           $1,691


TURNER NEW ENTERPRISE FUND

FUND SUMMARY


TICKER SYMBOL - TBTBX

CUSIP -- 87252R797

FUND NUMBER - 1240

INVESTMENT OBJECTIVE -- Seeks long-term capital appreciation

INVESTMENT FOCUS-- Companies that have potential for earnings growth

SHARE PRICE VOLATILITY -- Very high

PRINCIPAL INVESTMENT STRATEGY -- Attempts to identify companies with strong earnings growth potential across a variety of industries and sectors where new products and services are being developed and marketed

INVESTOR PROFILE -- Investors seeking long-term growth of capital who can withstand the share price volatility of equity investing


PRINCIPAL STRATEGY
The Turner New Enterprise Fund invests primarily (at least 80% of its net assets) in companies with projected strong earnings growth across a variety of industries and sectors where new products and services are being developed and marketed. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Turner strives to find leading companies in rapidly growing industries such as business services, computer and digital products, financial services, Internet-related companies, medical technology, retail, and telecommunications. Companies that have the potential for rapid earnings growth because of management changes, new products, or changes in the economy also may be attractive investments for the Fund. These securities may be traded over the counter or listed on an exchange. It is not expected that the Fund will own a substantial amount of securities that pay dividends.

Although it may invest in companies of any size, the Fund generally invests in stocks of medium to large-capitalization companies and will generally purchase securities of companies with market capitalizations of at least $1 billion. The Fund will not invest more than 50% of its assets in any one sector of the economy (for example, technology or industrial), and will not invest more than 25% in any one industry or group of industries.
 The Fund may invest up to 25% of its assets in cash or cash equivalent securities when it believes that appropriate buying opportunities are not available.

In selecting securities for the Fund, Turner pursues a bottom-up strategy that blends quantitative and qualitative analysis to find companies with superior earnings prospects, reasonable valuations, and favorable trading-volume and price patterns. A stock becomes a sell candidate if Turner detects deterioration in the company's earnings growth potential. Turner may also trim positions to adhere to capitalization or capacity constraints.

PRINCIPAL RISKS

Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund. In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The medium capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium sized companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, medium capitalization stock prices may be more volatile than those of larger companies.



The Fund invests in companies that Turner believes have strong earnings growth potential. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

The Fund may participate in IPOs. Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs, or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities. The Fund's portfolio turnover rates are described in the Financial Highlights.

PERFORMANCE INFORMATION
The bar chart and the performance table below illustrate some indication of the risks and volatility of an investment in the Fund. Of course, the Fund's past performance, before and after taxes, does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares since the Fund's inception.(1)

                                [BAR CHART]

                             2001        (38.42)%
                             2002        (47.15)%
                             2003         92.69%
                             2004         11.58%
                             2005         11.27%

------------
(1) THE PERFORMANCE SHOWN ABOVE IS BASED ON A CALENDAR YEAR. THE FUND COMMENCED OPERATIONS ON JUNE 30, 2000.


              BEST QUARTER                      WORST QUARTER
                49.54%                            (47.02)%
              (12/31/01)                         (09/30/01)

This table compares the Fund's Class I Shares' average annual total returns for the periods ended December 31, 2005 to those of the Nasdaq Composite Index. After-tax returns are calculated using the highest individual federal income tax rate and do not reflect the impact of state and local taxes. Your after-tax returns may differ from those shown. The after-tax returns do not apply to shares held in an IRA, 401(k) or other tax-deferred account.

                                                                                                   SINCE INCEPTION
                                                            1 YEAR              5 YEARS              (06/30/00)
                                                            ------              -------            ---------------
Turner New Enterprise Fund - Class I Shares
   Before taxes on distributions                            11.27%              (4.89)%                (8.27)%
   After taxes on distributions                             11.27%              (4.89)%                (8.27)%
   After taxes on distributions and sale of shares
                                                             7.33%              (4.09)%                (6.80)%
Nasdaq Composite Index(1)                                    2.12%              (1.77)%                (9.71)%

------------
(1) THE NASDAQ COMPOSITE INDEX INCLUDES THE MORE THAN 5,000 DOMESTIC AND NON-U.S. BASED COMMON STOCKS LISTED ON THE NASDAQ STOCK MARKET. THE INDEX IS MARKET-VALUE WEIGHTED. THIS MEANS THAT EACH COMPANY'S SECURITY AFFECTS THE INDEX IN PROPORTION TO ITS MARKET VALUE. THE MARKET VALUE, THE LAST SALE PRICE MULTIPLIED BY TOTAL SHARES OUTSTANDING, IS CALCULATED THROUGHOUT THE TRADING DAY, AND IS RELATED TO THE TOTAL VALUE OF THE INDEX. BECAUSE IT IS SO BROAD-BASED, THE INDEX IS ONE OF THE MOST WIDELY FOLLOWED AND QUOTED MAJOR MARKET INDICES.




WHAT IS AN INDEX?
An index measures the market price of a specific group of securities in a particular market of securities in a market sector. You cannot invest directly in an index. An index does not have an investment adviser and does not pay any commissions, expenses or taxes. If an index had expenses, its performance would be lower.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                                                                  CLASS I SHARES
Redemption Fee (as a percentage of amount redeemed,
    if applicable)                                                   2.00%(1)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                  CLASS I SHARES
Investment Advisory Fees                                            0.96%(2)
Distribution (12b-1) Fees                                            None
Total Other Expenses                                                0.69%
TOTAL ANNUAL FUND OPERATING EXPENSES                                1.87%(3)


1 APPLIES TO REDEMPTIONS WITHIN 90 DAYS OF PURCHASE. AT THIS TIME, PURCHASES OF CLASS I SHARES OF THE FUND WILL NOT BE SUBJECT TO THE REDEMPTION FEE DESCRIBED ABOVE. THE FUND WILL NOTIFY ALL EXISTING SHAREHOLDERS IF AND WHEN IT DECIDES TO IMPLEMENT THE FEE.

(2) THE ADVISORY FEE IS SUBJECT TO A PERFORMANCE ADJUSTMENT BASED ON THE FUND'S PERFORMANCE RELATIVE TO THE PERFORMANCE OF THE NASDAQ COMPOSITE INDEX, AND MAY RANGE FROM 0.70% TO 1.50%, DEPENDING ON THE FUND'S PERFORMANCE.

(3) TURNER HAS VOLUNTARILY COMMITTED TO WAIVE FEES AND REIMBURSE EXPENSES TO KEEP THE FUND'S "TOTAL OTHER EXPENSES" FROM EXCEEDING 0.25%. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME BUT HAS NO PRESENT INTENT TO DO SO.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. This Example does not include any performance fee adjustment. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:


                                                     1 YEAR            3 YEARS          5 YEARS           10 YEARS
Turner New Enterprise Fund - Class I Shares            $190             $588              $1,011            $2,190


TURNER LARGE CAP VALUE FUND

FUND SUMMARY

TICKER SYMBOL - TLVFX

CUSIP - 900297821

FUND NUMBER-- 1307

INVESTMENT OBJECTIVE-- Seeks long-term capital appreciation

INVESTMENT FOCUS--Large capitalization U.S. Common stocks

SHARE PRICE VOLATILITY - Medium to high

PRINCIPAL INVESTMENT STRATEGY - Attempts to identify attractive large cap value securities based on such value characteristics as price to book value ratios and other factors

INVESTOR PROFILE - Investors seeking long-term growth of capital who can withstand the share price volatility of equity investing

PRINCIPAL STRATEGY
The Turner Large Cap Value Fund invests primarily (at least 80% of its net assets) in common stocks and other equity securities of U.S. companies with large market capitalizations that Turner believes, based on its quantitative model, are undervalued relative to the market or to their historic valuation. This is a non-fundamental investment policy that can be changed by the Fund upon 60 days' prior notice to shareholders. Large cap companies are defined for this purpose as companies with market capitalizations of $3 billion or more at the time of purchase.

The Fund's strategy is based on Turner's proprietary quantitative model, which seeks to identify attractive large cap value securities based on such value characteristics as price to cash flow, price to earnings and price to book value ratios, among other factors. The securities may be traded over the counter or listed on an exchange. The Fund will seek to maintain sector weightings that approximate those of the Russell 1000 Value Index (the "Value Index").

PRINCIPAL RISKS
Since it purchases equity securities, including common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of these companies' securities may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

In addition, common stocks represent a share of ownership in a company, and rank after bonds and preferred stock in their claim on the company's assets in the event of liquidation.

The Fund is also subject to taxable income and realized capital gains. Shareholder redemptions may force the Fund to sell securities at an inappropriate time, also resulting in realized gains.

The Fund is subject to the risk that large capitalization value stocks may underperform other segments of the equity market or the equity markets as a whole. The Fund invests in companies that Turner believes, based on its quantitative model are undervalued relative to the market or to their historic valuation. Turner's investment approach may be out of favor at times, causing the Fund to underperform funds that also seek capital appreciation but use different approaches to the stock selection and portfolio construction process.

Despite being "diversified" within the meaning of the Investment Company Act of 1940, because it focuses only on U.S. value companies, the Fund generally will hold fewer stocks in larger percentage amounts than funds that are more broadly diversified and with a different focus. By investing in different sectors, Turner seeks to reduce the Fund's overall level of volatility. Ideally, when the sector is out of favor, the other sectors will offer a counterbalancing influence.

The Fund may participate in initial public offerings ("IPOs"). Some successful IPOs may have a significant impact on the Fund's performance, especially if the Fund has lower asset levels. There is no guarantee that there will be successful IPOs or that the Fund will have access to successful IPOs. In addition, as Fund assets grow, the positive impact of successful IPOs on Fund performance tends to decrease.

The Fund may buy and sell securities frequently as part of its investment strategy. This may result in higher transaction costs and additional tax liabilities.

PERFORMANCE INFORMATION
The Fund commenced operations on October 10, 2005. Because the Fund did not have a full calendar year of performance as of December 31, 2005, performance results for the Fund have not been provided.

FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                  CLASS I SHARES
Redemption Fee                                                        2.00%(1)
ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM FUND ASSETS)

                                                                 CLASS I SHARES
Investment Advisory Fees                                              0.60%
Distribution (12b-1) Fees                                             None
Total Other Expenses                                                  0.30%(3)
                                                                 -------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                  0.90%
Fee Waivers and Expense Reimbursements                               (0.31)%
                                                                 --------------
NET TOTAL OPERATING EXPENSES                                          0.59%(2)

------------
(1) APPLIES ONLY TO REDEMPTIONS (INCLUDING EXCHANGES) WITHIN 90 DAYS OF PURCHASE. AT THIS TIME, PURCHASES OF CLASS I SHARES OF THE FUND WILL NOT BE SUBJECT TO THE REDEMPTION FEE DESCRIBED ABOVE. THE FUND WILL NOTIFY ALL EXISTING SHAREHOLDERS IF AND WHEN IT DECIDES TO IMPLEMENT THE FEE.
(2) TURNER HAS CONTRACTUALLY AGREED TO WAIVE FEES AND REIMBURSE FUND EXPENSES TO KEEP THE FUND'S "NET TOTAL OPERATING EXPENSES" FROM EXCEEDING 0.59% THROUGH JANUARY 31, 2007. TURNER MAY DISCONTINUE THIS ARRANGEMENT AT ANY TIME AFTER JANUARY 31, 2007.
(3)  OTHER EXPENSES ARE BASED ON ESTIMATED AMOUNTS FOR THE CURRENT FISCAL YEAR.

EXAMPLE
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that each year your investment has a 5% return, Fund operating expenses are as stated under "Total Annual Fund Operating Expenses" and you reinvest all dividends and distributions. Using these assumptions, your approximate cost of investing $10,000 in the Fund would be:

                                                           1 YEAR       3 YEARS
Turner Large Cap Value Fund                                 $60           $256

INVESTMENTS AND PORTFOLIO MANAGEMENT

MORE INFORMATION ABOUT FUND INVESTMENTS
In addition to the investments and strategies described in this Prospectus, each Fund also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Prospectus, are further described in our Statement of Additional Information ("SAI").

The investments and strategies described throughout this Prospectus are those that the Funds use under normal conditions. During unusual economic or market conditions, or for temporary defensive or liquidity purposes, each Fund may invest up to 100% of its assets in cash, repurchase agreements and short-term obligations that would not ordinarily be consistent with the Funds' objectives. A Fund will do so only if Turner or TIM believes that the risk of loss in using the Fund's normal strategies and investments outweighs the opportunity for gains.

A complete schedule of each Fund's portfolio holdings, current as of month-end, will be available on the Funds' website at www.turnerinvestments.com within 15 business days after the end of each calendar month. This information will remain available on the website at least until updated for the next month or until the Funds file with the Securities and Exchange Commission their semi-annual/annual shareholder report or quarterly portfolio holdings report that includes such period. The Funds may terminate or modify this policy at any time without further notice to shareholders. A description of the Funds' policies and procedures with respect to the disclosure of the Funds' portfolio securities is available in the SAI.

INVESTMENT ADVISERS

Turner, an SEC-registered adviser, serves as the Adviser to all Funds except the Small Cap Equity Fund. As the Funds' Adviser, Turner makes investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Turner and the Funds' Chief Compliance Officer also ensure compliance with the Funds' investment policies and guidelines.

As of December 31, 2005, Turner had over $18 billion in assets under management. For its services during the most recent fiscal year, Turner received investment advisory fees (after waivers and reimbursements) at an annualized rate for the fiscal year ended September 30, 2005, based on the average daily net assets of each Fund, of:

      Turner Large Cap Growth Fund..................................0.25%
      Turner Core Growth Fund.......................................0.00%
      Turner Strategic Growth Fund..................................0.27%
      Turner Midcap Growth Fund.....................................0.75%
      Turner Small Cap Growth Fund..................................0.81%
      Turner Micro Cap Growth Fund..................................0.96%
      Turner Technology Fund........................................0.58%
      Turner Concentrated Growth Fund...............................0.65%
      Turner New Enterprise Fund....................................0.60%

The Turner Large Cap Value Fund had not yet commenced operations as of September 30, 2005. For its services as Adviser, Turner is entitled to fees at an annualized rate of 0.60% for the Turner Large Cap Value Fund based on its average daily net assets.


Fees for the Technology, Concentrated Growth and New Enterprise Funds may be higher or lower, however, depending on a Fund's performance relative to its benchmark. If a Fund outperforms its benchmark by a set amount, Turner will receive higher advisory fees. Conversely, if a Fund underperforms its benchmark by the same amount, Turner will receive lower advisory fees. Advisory fees for the Technology, Concentrated Growth and New Enterprise Funds may range from a lowest possible fee of 0.70% to a highest possible fee of 1.50%. The Funds' SAI contains additional information about possible performance-based adjustments to Turner's fees.

For purposes of this performance adjustment mechanism, the investment performance of the Fund for any period is expressed as a percentage of the Fund's net asset value per share at the beginning of the period. This percentage is equal to the sum of: (i) the change in the Fund's net asset value per share during the period; (ii) the value of the Fund's cash distributions per share having an ex-dividend date occurring within the period; and (iii) the per share amount of capital gains taxes paid or accrued during the period by the Fund for undistributed realized long-term capital gains. The investment record for a specific index is expressed as a percentage of the starting level of that index at the beginning of the period, as modified by the change in the level of the index during the period and by the value computed consistently with the index, of cash distributions having an ex-dividend date occurring within the period made by issuers whose securities are included in the index.

In connection with its commitment to voluntarily limit expenses (as described for certain Funds) Turner has represented to the Board that if it decides to discontinue this arrangement, Turner will do so only after notifying the Board of its decision and updating this Prospectus at least 90 days before implementing any new expense structure.

TIM, an SEC-registered adviser, serves as the Adviser to the Small Cap Equity Fund. TIM has its offices in Hartford, CT and is an affiliate of Turner. TIM makes investment decisions for its Fund and continuously reviews, supervises and administers its investment program. TIM also ensures compliance with its Fund investment policies and guidelines.

For its services, TIM received investment advisory fees at an annualized rate for the fiscal year ended September 30, 2005, based on the average daily net assets of each Fund, as follows:

                  Turner Small Cap Equity Fund                    0.68%


A discussion regarding the basis for the Board of Trustees' approval of the investment advisory contracts for the Funds (other than the Large Cap Value
Fund) is available in the Funds' annual report for the period ended September 30, 2005.


PRIOR PERFORMANCE INFORMATION FOR SIMILAR SMALL CAP EQUITY ACCOUNTS MANAGED BY MESSRS. DIBELLA AND GAINEY.

Although the Small Cap Equity Fund has a limited performance history, the two principal employees of TIM, Thomas DiBella and Kenneth Gainey, have substantial experience in managing investment companies that focus on small cap issuers. While they were employed by Aeltus Investment Management, Messrs. DiBella and Gainey were solely responsible for managing mutual funds with a small cap orientation having investment objectives, policies and strategies that are substantially similar to the Small Cap Equity Fund.

The table below shows the returns for the two mutual funds previously managed by Messrs. DiBella and Gainey compared with the Russell 2000 Index for the periods ending December 31, 2001. The combined performance history, taken from publicly-available sources, is derived from a simple averaging of the annual returns reported by the funds managed by Messrs. DiBella and Gainey for the period shown. This performance history is net of all fees charged to investors in the funds. The returns of the Russell 2000 Index assume all dividends and distributions have been reinvested.


AVERAGE ANNUAL RETURNS

--------------------------------------------------------------------------------
                                              SIMILAR FUNDS
                                               MANAGED BY          RUSSELL 2000
                                         DIBELLA AND GAINEY (%)     INDEX (%)
--------------------------------------------------------------------------------
1 Year Annual Return                              3.11%               2.49%
--------------------------------------------------------------------------------
3 Year Average Annual Return                     12.36%               6.42%
--------------------------------------------------------------------------------
5 Year Average Annual Return                     13.62%               7.52%
--------------------------------------------------------------------------------
Since Inception                                  15.78%*             9.79%**
--------------------------------------------------------------------------------

------------
*   January 4, 1994 to December 31, 2001
**  January 1, 1994 to December 31, 2001

AVERAGE ANNUAL RETURNS - 1994 TO 2001 (AS OF 12/31)

-------------------------------------------------------------------------------
                           SIMILAR FUNDS
                            MANAGED BY                         RUSSELL 2000
                       DIBELLA AND GAINEY (%)                   INDEX (%)
-------------------------------------------------------------------------------
2001                           3.11%                              2.49%
-------------------------------------------------------------------------------
2000                           6.10%                             -3.03%
-------------------------------------------------------------------------------
1999                           29.65%                            21.26%
-------------------------------------------------------------------------------
1998                           0.28%                             -2.54%
-------------------------------------------------------------------------------
1997                           33.15%                            22.36%
-------------------------------------------------------------------------------
1996                           13.63%                            16.49%
-------------------------------------------------------------------------------
1995                           48.21%                            28.44%
-------------------------------------------------------------------------------
1994                           1.30%*                            1.82%**
-------------------------------------------------------------------------------

------------
*    January 4, 1994 to December 31, 2001
**   January 1, 1994 to December 31, 2001

This information is designed to demonstrate the historical track record of Messrs. DiBella and Gainey. It does not indicate how any Turner Fund has performed or will perform in the future. Performance will vary based on many factors, including market conditions, the composition of the Fund's holdings and the Fund's expenses.

The composite above consists of mutual funds managed by Messrs. DiBella and Gainey that did not pay the same expenses that the Fund pays. Returns could have been lower if the composite had been subject to these expenses. The aggregate returns of the mutual funds in the composite may not reflect the returns of any particular mutual fund managed by Messrs. DiBella and Gainey.

PRIOR PERFORMANCE INFORMATION FOR SIMILAR LARGE CAP VALUE EQUITY ACCOUNT MANAGED BY TURNER.

Although the Large Cap Value Fund has a limited performance history, Turner has experience in managing a private account that has an investment objective, policies and strategies substantially similar to the Large Cap Value Fund.

The table below shows the returns for the other account managed by Turner compared with the Value Index for the periods shown. The performance history has been adjusted to show the performance net of all Fund fees and expenses. Such performance reflects the reinvestment of dividends and other earnings, if any. The returns of the Value Index assume all dividends and distributions have been reinvested.

Pro Forma                                                                                       Since Inception
Total Returns                  April 1, 2004 - December 31    January 1, 2005 - June 30,     (April 1, 2004 June 30,
                                        2004                          2005                           2005)
                               ---------------------------    --------------------------     -----------------------
Similar Account
Managed by
Turner
         Gross Total
Returns                                  13.98%                        2.11%                       12.90%
         Net Total Returns
(0.59% fee)                              13.48%                        1.81%                       12.25%


   Russell 1000 Value Index              13.07%                        1.76%                       11.88%

This information is designed to demonstrate the historical track record of Turner. It does not indicate how any Turner Fund has performed or will perform in the future. Performance will vary based on many factors, including market conditions, the composition of the Fund's holdings and the Fund's expenses.

The account is not subject to the same diversification requirements, specific tax restrictions and investment limitations imposed on the Fund by the Investment Company Act of 1940 and subchapter M of the Internal Revenue Code. Consequently, the performance results of Turner could have been adversely affected if the account had been regulated as an investment company under the federal securities laws. In addition, securities held by the Fund will not be identical to the securities held by the account for the periods shown above. Accordingly, future performance of the Fund will differ from the performance of the private account.

Turner also serves as Administrator to all Funds, for which it receives an annual administration fee of 0.15% of the Funds' aggregate average daily net assets up to $2 billion and 0.12% of such assets in excess of $2 billion.

On March 22, 2002, the Securities and Exchange Commission granted an exemptive order to the Funds and Turner that permits Turner to use a "manager of managers" approach in providing investment advisory services to its Funds. Pursuant to the terms of the order, Turner, subject to the supervision and approval of the Funds' Board of Trustees, is permitted to hire, terminate and replace investment sub-advisers or make material changes to investment sub-advisory agreements without shareholder approval. When hiring a new sub-adviser, Turner would, however, furnish shareholders with information that is equivalent to what would be provided in a proxy statement requesting approval of a new sub-adviser. The order also permits Turner and the Funds to disclose to shareholders the aggregate sub-advisory fees paid to sub-advisers, without disclosing the precise amount paid to each sub-adviser.

Turner is not currently using a multi-manager approach to managing the Funds. It may employ such an approach when one of several situations arises. For example, if Turner determines that it does not have the expertise in an investment style or sector that it thinks a Fund should track, it may select a sub-adviser that can fulfill this task. Also, if Turner or one of the Funds' sub-advisers reaches "capacity" on assets managed within a Fund, Turner may select another sub-adviser if the Fund needs to add capacity. Therefore, even where Turner does implement the "manager of managers" approach, not all of the Funds will rely on the approach at any given time.

When and if Turner determines to use the multi-manager approach, it will provide detailed information about the sub-adviser to the Board and make recommendations regarding the appropriate allocation of assets to each sub-adviser. The sub-adviser, in turn, will make investment decisions for the assets allocated to it and continuously review, supervise and administer the Fund's investment programs. It is expected that the "manager of managers" approach, when used from time to time by Turner and the Funds, will (i) reduce Fund expenses to the extent that a manager of managers Fund will not have to prepare and solicit proxies each time a sub-advisory agreement is entered into or modified; (ii) promote efficient hiring and termination according to the judgment of the Board and Turner; and (iii) relieve shareholders of the very responsibility that they are paying Turner to assume, that is, the selection, termination and replacement of sub-advisers. Shareholder approval will be obtained before the "manager of managers" structure is used for any particular Fund.

As investment adviser to the Funds, Turner has the ultimate responsibility over any sub-adviser and is responsible for the investment performance of its Funds.

PORTFOLIO MANAGERS

The Large Cap Growth Fund is managed by a team led by Robert Turner with co-managers Mark Turner and Robb Parlanti. The Core Growth Fund is managed by a team led by Robert Turner with co-managers David Kovacs and Mark Turner. The Strategic Growth Fund is managed by a team led by Robert Turner with co-managers Mark Turner and Robb Parlanti. The Midcap Growth Fund is managed by a team led by Chris McHugh with co-managers Bill McVail and Robert Turner. The Concentrated Growth Fund is managed by a committee led by Robert Turner with co-managers Chris McHugh and Bill McVail. The Small Cap Growth Fund is managed by a team led by Bill McVail with co-managers Chris McHugh, Frank Sustersic and Jason Schrotberger. The Micro Cap Growth Fund is managed by a team led by Frank Sustersic with co-managers Bill McVail and Heather McMeekin. The Small Cap Equity Fund is managed by Thomas DiBella and Kenneth Gainey. The Technology Fund is managed by a team led by Chris McHugh with co-managers Robert Turner and Tara Hedlund. The New Enterprise Fund is managed by a committee led by Chris McHugh, with co-managers Jason Schrotberger and Tara Hedlund. The Large Cap Value Fund is managed by a team led by David Kovacs with co-manager Damian A. Petrone.

Robert E. Turner, CFA, Chairman and Chief Investment Officer, founded Turner in 1990. Mr. Turner is the lead manager of the Core Growth, Large Cap Growth, Strategic Growth and Concentrated Growth Funds, and co-manager of the Midcap Growth and Technology Funds. Prior to his current position, he was Senior Investment Manager with Meridian Investment Company. He has 25 years of investment experience.

Mark Turner, Vice Chairman, Senior Portfolio Manager/Security Analyst, co-founded Turner in 1990. Mr. Turner is co-manager of the Large Cap Growth, Core Growth and Strategic Growth Funds. Prior to 1990, he was Vice President and Senior Portfolio Manager with First Maryland Asset Management. He has 24 years of investment experience.

Thomas DiBella, CFA, CPA, Senior Portfolio Manager/Security Analyst, joined TIM in March 2002 as one of its founding members. Mr. DiBella is co-manager of the Small Cap Equity Fund. Prior to 2002, he was Vice President and Portfolio Manager with Aeltus Investment Management. He has 23 years of investment experience.

Kenneth Gainey, CFA, Senior Portfolio Manager/Security Analyst, joined TIM in March, 2002 as one of its founding members. Mr. Gainey is co-manager of the Small Cap Equity Fund. Prior to 2002, Mr. Gainey held various financial and portfolio management positions with Aeltus Investment Management and Aetna International, Inc./Aetna Financial Services. He has 15 years of investment experience.

Tara R. Hedlund, CPA, Security Analyst, joined Turner in April 2000. Ms. Hedlund is co-manager of the Technology and New Enterprise Funds. Previously, she was an Audit Engagement Senior with Arthur Andersen LLP from 1997 to 2000. She has 11 years of investment experience.

David Kovacs, CFA, Senior Portfolio Manager/Security Analyst, joined Turner in 1998. Mr. Kovacs is a co-manager of the Core Growth Fund and Large Cap Value Fund. Prior to 1998, he was a Director of Quantitative Research and Investment Technology at Liberty Ridge Capital (formerly, Pilgrim Baxter & Associates). He has 15 years of investment experience.

Christopher K. McHugh, Senior Portfolio Manager/Security Analyst, co-founded Turner in 1990. Mr. McHugh is lead manager of the Midcap Growth, Technology and New Enterprise Funds and is co-manager of the Small Cap Growth and Concentrated Growth Funds. Prior to 1990, he was a Performance Specialist with Provident Capital Management. He has 20 years of investment experience.

Heather F. McMeekin, Security Analyst - Healthcare Sector, joined Turner in March 2001. Ms. McMeekin is co-manager of the Micro Cap Growth Fund. From February 1998 until February 2001, she was an Associate Equity Research Analyst with UBS Warburg LLC. Previously, Ms. McMeekin was a Sales & Investment Associate with Donaldson, Lufkin & Jenrette from 1995 to 1998. She has 11 years of investment experience.

Bill McVail, CFA, Senior Portfolio Manager/Security Analyst, joined Turner in 1998. Mr. McVail is lead manager of the Small Cap Growth Fund and co-manager of the Midcap Growth and Concentrated Growth Funds. Prior to 1998, he was Portfolio Manager at PNC Equity Advisers. He has 19 years of investment experience.

Robb J. Parlanti, CFA, Senior Portfolio Manager/Security Analyst, joined Turner in 1993. Mr. Parlanti is a co-manager of the Large Cap Growth Fund and Strategic Growth Fund. Prior to 1993, he was Assistant Vice President and Portfolio Manager at PNC Bank. He has 19 years of investment experience.

Damian A. Petrone, Quantitative Analyst, joined Turner in 2002. Mr. Petrone is co-manager of the Turner Large Cap Value Fund. He received his B.S. in Computer Science from Princeton University. He has 5 years of investment experience.

Jason D. Schrotberger, CFA, Portfolio Manager/Security Analyst - Consumer Sector, joined Turner in February 2001. Mr. Schrotberger is co-manager of the Small Cap Growth Fund and New Enterprise Fund. From 1998 to 2001, he was an Investment Analyst with Black Rock Financial Management. Previously, he was an Equity Analyst with PNC Asset Management from 1997 until 1998. He has 12 years of investment experience.

Frank L. Sustersic, CFA, Senior Portfolio Manager/Security Analyst, joined Turner in 1994. Mr. Sustersic is lead manager of the Micro Cap Growth Fund and co-manager of the Small Cap Growth Fund. Prior to 1994, he was an Investment Officer and Fund Manager with First Fidelity Bank Corporation. He has 16 years of investment experience.

The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Funds.


NO SALES CHARGES
There are no sales charges when you purchase either Class I Shares or Class II Shares of the Turner Funds.

HOW TO BUY SHARES (See chart on page 55 for details)

o    By phone, mail, wire or online at www.turnerinvestments.com;

o    Through the Systematic Investment Plan; and

o    Through exchanges from another Turner Fund.

MINIMUM INITIAL INVESTMENTS

o In general, each Fund's minimum initial investment is $2,500 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund);

o The minimum initial investment for the Systematic Investment Plan is $100 ($100,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund); and

o The minimum initial investment for Individual Retirement Accounts is $2,000 ($100,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund).

We reserve the right to waive the minimum initial investment requirement.


MINIMUM SUBSEQUENT INVESTMENTS

o $50 ($5,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) by phone, mail, wire or online; and

o $25 ($25,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) through the Systematic Investment Plan.

We reserve the right to waive the minimum subsequent investment requirement. We may waive this minimum for persons investing in the Funds through a "wrap" or managed account program, or through an employer-sponsored retirement plan. Investors purchasing shares of a Fund through a wrap or managed account program may incur expenses in addition to those charged by the Fund. Investors should consult their program sponsor concerning such additional expenses.

SYSTEMATIC INVESTING


o Our Systematic Investment Plan allows you to purchase shares automatically through regular deductions from your bank checking or savings account in order to reach the $2,500 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) minimum investment. Please contact us for formation regarding participating banks.

o You will need a minimum investment of $100 ($100,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) to open your account and scheduled investments of at least $25 ($25,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund).

o If you stop your scheduled investments before reaching the $2,500 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) minimum investment, we reserve the right to close your account. We will provide 60 days' written notice to give you time to add to your account, and avoid the sale of your shares.

SYSTEMATIC WITHDRAWAL PLAN
If you have at least $10,000 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) in your account, you may use the Systematic Withdrawal Plan. Under the plan, you may arrange for monthly, quarterly, semi-annual or annual automatic withdrawals of at least $50 ($25,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) from any Fund. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, through electronic transfer to your account.

MINIMUM ACCOUNT SIZE
o In general, you must maintain a minimum account balance of $1,000 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund). If your account drops below $1,000 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) due to redemptions, you may be required to sell your shares.

o You will receive at least 60 days' written notice to give you time to add to your account and avoid the sale of your shares.


CHOOSING CLASS I OR CLASS II SHARES
o Class I and Class II Shares have different expenses and other characteristics. Class I Shares have lower annual expenses while Class II Shares have higher annual expenses. The performance of Class I and Class II Shares will differ due to differences in expenses.

o Class I Shares are for individual investors and for certain institutional investors investing for their own or their customers' account.

o Class II Shares are for investments made through financial institutions or intermediaries.

o The following Funds currently offer Class II Shares: Turner Midcap Growth Fund, Turner Small Cap Equity Fund and Turner Core Growth Fund.


WHEN CAN YOU PURCHASE, SELL OR EXCHANGE SHARES?
o You may purchase, sell or exchange shares on any day that the New York Stock Exchange ("NYSE") is open for business. We define this as a "Business Day."

o You may purchase, sell or exchange shares by phone on any Business Day between 9:00 A.M. and 4:00 P.M.

o In order to receive the current Business Day's net asset value (NAV) all trades must be received by DST Systems, Inc., the Funds' transfer agent, or a designated financial intermediary by 4:00 P.M. (Eastern time). Trades received after that time will be executed at the following Business Day's closing price.

HOW FUND PRICES ARE CALCULATED
o The price per share (also referred to as the offering price) will be the NAV determined after the Funds' Transfer Agent or a designated financial intermediary receive your purchase order.

o The Funds' NAV is calculated once each Business Day at the regularly scheduled close of normal trading on the NYSE (usually 4:00 P.M. Eastern time). Shares are not priced on days on which the NYSE is closed for trading.

o In calculating the NAV, a Fund generally values its investment portfolio at market price. If market prices for a security are unavailable or the Funds believe that they are unreliable, the Funds' Fair Value Pricing Committee may determine, in good faith using methods approved by the Board of Trustees, the fair value of such security. A significant event may cause the market price for a security held by a Fund to become unavailable or unreliable. Such events include, but are not limited to: market disruptions or closings; governmental actions; corporate actions, such as reorganizations, mergers or buy-outs; corporate announcements on earnings; significant litigation; and regulatory developments. While the use of fair valuations may reduce stale pricing arbitrage opportunities, it involves the risk that the values used by the Funds to price their investments may be different from those used by other mutual funds to price the same investments.

EXCHANGING SHARES
o Class I Shares of a Fund may be exchanged for Class I Shares of another Fund, and Class II Shares of a Fund may be exchanged for Class II Shares of another Fund, subject to any applicable limitations resulting from the closing of Funds to new investors.

o When you exchange shares, you are selling your shares and buying other Fund shares, which is a taxable event. Your sale price and purchase price will be based on the NAV next calculated after the Funds' Transfer Agent or a designated financial intermediary receives your exchange request.

PURCHASES, SALES AND EXCHANGES THROUGH FINANCIAL INSTITUTIONS You may also purchase, sell or exchange shares through accounts with brokers and other financial institutions that are authorized to place trades in Fund shares for customers. If you invest through an authorized institution, you will have to follow its procedures, which may differ from the procedures for investing directly with us. For example, in order for your transaction to be processed on the day that the order is placed, your financial institution may require you to place your order at an earlier time in the day than would be required if you were placing the order directly with the Funds. This allows the financial institution time to process your order and transmit it to the Funds' Transfer Agent so that your order may be completed.

Your broker or institution may charge a fee for its services, in addition to the fees charged by the Funds. For more information about how to purchase, sell or exchange Fund shares through your financial institution, you should contact your financial institution directly.

LIMITATIONS ON PURCHASES, SALES AND EXCHANGES
o The Funds' Transfer Agent will only accept purchase requests that are in good order ("Good Order"). Good Order requires that the purchaser provide a completed and signed account application, including the purchaser's social security number, tax identification number, and other identification required by law or regulation. We may require that you provide photo identification such as a driver's license or passport, and may telephone you to verify information you have provided. If you do not provide the required information, or if we are unable to verify your identity, the Funds and their Transfer Agent reserve the right to not open or to close your account or to take such other steps as we deem reasonable. Purchases may only be made in U.S. dollars drawn on U.S. banks. Cash, cashier's checks, traveler's checks, money orders, credit cards, credit card checks, or third-party checks (except for properly endorsed IRA rollover checks) will not be accepted. The Funds may reject or cancel any purchase orders, including exchanges, for any reason.

o The Funds will normally send your sale proceeds to you within three Business Days after the Transfer Agent receives your redemption request, but it may take up to seven days. If you recently purchased your shares by check or through Automated Clearing House (ACH), redemption proceeds may not be available, or exchange requests may not be permitted, until your investment has cleared (which for checks may take up to 15 days from the date of purchase).

o As described more fully in the SAI, the Funds may suspend your right to sell your shares if the NYSE restricts trading, the SEC declares an emergency or for other reasons as permitted by the SEC.

o Excessive, short-term trading in Fund shares and other abusive trading practices ("abusive trading") may disrupt portfolio management strategies, harm Fund performance, dilute the value of Fund shares and increase brokerage and administrative costs. The Board of Trustees has adopted policies in order to discourage abusive trading in the Funds. The policies, which apply to all accounts investing in the Funds, prohibit the Funds' service providers from knowingly: (i) opening accounts for the purpose of market timing the Funds; (ii) entering client trades for the purpose of market timing; (iii) processing exchanges or switches for the purpose of market timing; (iv) and assisting a shareholder in commingling multiple clients' funds in an omnibus account for the purpose of market timing. The policies also require the Funds' Advisers to maintain policies and procedures designed to detect and deter abusive trading. While these policies and procedures seek to discourage abusive trading in the Funds, neither the Funds nor the Advisers can guarantee that such policies and procedures will be successful in doing so.

o The Funds reserve the right to reject any purchase order (including an exchange order) from any shareholder that the Funds, in their sole discretion, believe has a history of engaging in abusive trading or whose trading activity, in the Funds' judgment, has been or may be disruptive to the Funds. In making this determination, the Funds may consider trading done in multiple accounts under common ownership or control.

o Shareholders are currently permitted to make up to 4 "roundtrip" transactions between Funds in any calendar year. A roundtrip transaction is a redemption or exchange of shares of a Fund followed by a purchase back into that same Fund. If a shareholder exceeds 4 roundtrip transactions per calendar year, or if the Funds determine, in their sole discretion, that a shareholder's exchange activity is short-term in nature or otherwise not in the best interest of the Funds, the Funds may bar the shareholder from making further exchanges or purchases. We may change or cancel our exchange policy at any time upon 60 days' notice.

HOW TO OPEN AN ACCOUNT

BY TELEPHONE
Call 1-800-224-6312 (Option 3) between 9:00 A.M. and 4:00 P.M. (Eastern time). You must authorize each type of transaction on your account application that accompanies this Prospectus. If you call, the Funds' representative may request personal identification and record the call.

If you already have an account and you have authorized telephone transactions, you may open an account in another Turner Fund. The registration on the accounts must be identical.

BY INTERNET
You can only open an account online if you already have an existing Turner Funds account. The registration on the account must be identical.

BY MAIL
Send the completed application that accompanies this Prospectus and a check payable to the Turner Funds to:

         The Turner Funds
         c/o DST Systems Inc.
         P.O. Box 219805
         Kansas City, MO 64121-9805

By express or overnight mail to:

         The Turner Funds
         c/o DST Systems Inc.
         430 W. 7th Street
         Kansas City, MO 64105


Checks must be in U.S. dollars and drawn on U.S. banks. The Funds' Transfer Agent will not accept third party checks, credit card checks, checks issued by internet banks or cash.

BY WIRE
Please contact a Turner Funds' representative at 1-800-224-6312 (Option 3) to let us know that you intend to make your initial investment by wire. You will be given a fax number to which you should send your completed account application. You will receive a telephone call from our representatives with your new account number. Wire funds to:

         United Missouri Bank of Kansas NA
         ABA #10-10-00695
         Account # 98-7060-116-8
         Further credit: [include name of Fund, shareholder name and your Turner
                         Funds account number]

AUTOMATIC TRANSACTIONS

You can open an account through our Systematic Investment Plan ($100 for each Fund, except Class I Shares of the Core Growth Fund and the Large Cap Value Fund ($100,000)). You must elect this option on your account application. Please call a Turner Funds representative at 1-800-224-6312 for assistance.

HOW TO ADD TO AN ACCOUNT

BY TELEPHONE
Current shareholders may purchase shares by telephone if they have previously requested this privilege on the account application. Call 1-800-224-6312 (Option
3) and provide your account number to the Turner Funds representative. You must then instruct your bank to wire the money. Please see the wire instructions below.

BY INTERNET
You can make additional investment by going to our website at www.turnerinvestments.com. Use your existing account number and tax ID number to create a personal identification number (PIN). These investments will be made via Automated Clearing House (ACH) and will be deducted from your bank account. Your account will be credited with the additional shares on the trade date, but the dollar amount will not post until it clears the banking system.

BY MAIL
Please send your check payable to the Turner Funds along with a signed letter stating the name of the Fund and your account number, to the address listed under "By Mail" in the How to Open an Account section above. Do not send requests to buy, sell or exchange shares to the Funds' Adviser or Distributor.

BY WIRE
Please contact a Turner Funds' representative at 1-800-224-6312 to let us know that you intend to send money by wire. Wire funds to:

         United Missouri Bank of Kansas NA
         ABA #101000695
         Account # 9870601168
         Further credit: [include name of Fund, shareholder name and your Turner
                         Funds account number]

AUTOMATIC TRANSACTIONS
Regularly scheduled investments ($25 for each Fund, except the Core Growth Fund ($25,000)) can be deducted automatically from your bank checking or savings account. You can arrange monthly, quarterly, semi-annual or annual automatic investments.

HOW TO SELL SHARES

BY TELEPHONE
You may sell shares by calling 1-800-224-6312 (Option 3) provided that you have previously requested this privilege on your account application. The Funds will send money only to the address of record via check, ACH or by wire (your bank may charge you a wire fee). The sale price of each share will be the next NAV determined after the Funds' Transfer Agent or a designated financial intermediary receives your request.

BY INTERNET
Existing shareholders can sell shares via our website at www.turnerinvestments.com. The sale price of each share will be the next NAV determined after the Funds' Transfer Agent receives your request. Redemptions will be funded via check, ACH or wire to the instructions of record.

BY MAIL
Please send a letter with your name, Fund name, account number and the amount of your request, to the address listed under "By Mail" in the How to Open an Account section above. Do not send requests to buy, sell or exchange shares to the Funds' Adviser or Distributor. All letters must be signed by the owners of the account. The sale price of each share will be the next NAV determined after the Funds' Transfer Agent receives your request. All proceeds will be mailed or wired (depending on instructions given) to the address or instructions given to us when the account was opened.

BY WIRE
Proceeds from the sale of shares from your account may be wired to your bank account. Your bank may charge you a fee for this service. Please follow the instructions for "How to Sell Shares" by telephone above.

AUTOMATIC TRANSACTIONS

If you have at least $10,000 ($250,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) in your account, you may use the Systematic Withdrawal Plan. Under this Plan, you can arrange monthly, quarterly, semi-annual or annual automatic withdrawals of at least $50 ($25,000 for Class I Shares of the Core Growth Fund and the Large Cap Value Fund) from any Fund. The proceeds will be mailed to you by check or electronically transferred to your bank checking or savings account.

HOW TO EXCHANGE SHARES

BY TELEPHONE
You may exchange shares on any Business Day by calling the Funds at 1-800-224-6312, or by placing the order through your financial institution (if applicable). If you recently purchased shares by check or through ACH, you may not be able to exchange your shares until your investment has cleared (which may take up to 15 days from the date of purchase).

BY INTERNET
Go to www.turnerinvestments.com.

BY MAIL
You may exchange shares on any Business Day by writing to the Funds, or by placing the order through your financial institution (if applicable). If you recently purchased shares by check or through ACH, you may not be able to exchange your shares until your investment has cleared (which may take up to 15 days from the date of purchase).

BY WIRE
Not applicable

AUTOMATIC TRANSACTIONS
Not applicable

OTHER POLICIES

FOREIGN INVESTORS
The Fund does not generally accept investments by non-US persons. Non-US persons may be permitted to invest in a Fund subject to the satisfaction of enhanced due diligence. Please contact the Fund's Investor Services Team, at 1-800-224-6312, for more information.

CUSTOMER IDENTIFICATION AND VERIFICATION
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. This information will be verified to ensure the identity of all persons opening a mutual fund account.

The Fund is required by law to reject your new account application if you do not provide the required identifying information.

In certain instances, the Fund is required to collect documents to fulfill its legal obligation. Documents provided in connection with your application will be used solely to establish and verify your identity, and the Fund shall have no obligation with respect to the terms of any such document.

The Fund will attempt to collect any missing information required on the application by contacting you or, if applicable, your broker. If the Fund is unable to obtain this information within a timeframe established in its sole discretion (e.g., 72 hours), which may change from time to time, your application will be rejected.

Upon receipt of your application by the Funds' Transfer Agent or a designated financial intermediary in Good Order (or upon receipt of all identifying information required on the application), your investment will be accepted and your order will be processed at the NAV per share next determined after receipt of your application in Good Order.

However, the Fund reserves the right to close your account at the then-current day's NAV and remit proceeds to you via check if it is unable to verify your identity. The Fund will attempt to verify your identity within a timeframe established in its sole discretion (e.g., 96 hours), which may change from time to time. The Fund further reserves the right to hold your proceeds until your check for the purchase of Fund shares clears the bank, which may take up to 15 days from the date of purchase. In such an instance, you may be subject to a gain or loss on Fund shares and will be subject to corresponding tax implications.

ANTI-MONEY LAUNDERING PROGRAM
Customer identification and verification is part of the Fund's overall obligation to deter money laundering under Federal law. The Fund has adopted an Anti-Money Laundering Compliance Program designed to prevent the Fund from being used for money laundering or the financing of terrorist activities. In this regard, the Fund reserves the right to (i) refuse, cancel or rescind any purchase or exchange order, (ii) freeze any account and/or suspend account services or (iii) involuntarily redeem your account in cases of threatening conduct or suspected fraudulent or illegal activity. These actions will be taken when, in the sole discretion of Fund management, they are deemed to be in the best interest of the Fund or in cases when the Fund is requested or compelled to do so by governmental or law enforcement authority or by applicable law.

REDEMPTIONS IN-KIND
The Funds generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Funds' remaining shareholders) the Funds might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). Although it is highly unlikely that your shares would ever be redeemed in-kind, you would probably have to pay brokerage costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale, as with any redemption. In addition, you will be subject to the risk that the value of the securities distributed to you may change until you sell them.

REDEMPTION FEE

Sales or exchanges out of the Core Growth, Small Cap Equity, New Enterprise and Large Cap Value Funds, within 90 days of purchase are not currently subject to a redemption fee, but may be in the future. The Funds will provide notice to shareholders before they implement the redemption fee. Any redemption fee will not be assessed against persons who hold their shares through a single qualified retirement plan or other omnibus account arrangement where the purchase and sale orders of a number of persons are aggregated before being communicated to the Fund. Turner Funds reserves the right nonetheless to impose the fee on these accounts when a pattern of trading in an account emerges that is harmful to the Fund.


In calculating whether a sale of Fund shares (including an exchange) is subject to a redemption fee, a shareholder's holdings will be viewed on a first in/first out basis. This means that, in determining whether any fee is due, the shareholder will be deemed to have sold the shares he or she acquired earliest. The fee will be calculated based on the current price of the shares as of the trade date of the sale or exchange. Dividends and capital gains are not subject to the redemption fee.

TELEPHONE/ONLINE TRANSACTIONS
Purchasing, selling and exchanging Fund shares over the telephone or via the website is extremely convenient, but not without risk. Turner Funds has established certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions. So long as these safeguards and procedures are followed, Turner Funds generally will not be responsible for any losses or costs incurred by following telephone or web instructions we reasonably believe to be genuine. If you or your financial institution transacts business with Turner Funds over the telephone or via our website, you will generally bear the risk of any loss.

SIGNATURE GUARANTEES
A signature guarantee is a widely accepted way to protect shareholders by verifying the signature in certain circumstances including:

o Written requests for redemptions in excess of $50,000;
o All written requests to wire redemption proceeds to a bank other than the bank previously designated on the account application; and
o Redemption requests that provide that the proceeds should be sent to an address other than the address of record or to a person other than the registered shareholder(s) for the account.

Signature guarantees can be obtained from any of the following institutions: a national or state bank, a trust company, a credit union, a federal savings and loan association, or a broker-dealer that is a member of a national securities exchange. A notarized signature from a notary public is not sufficient.

CLOSING FUNDS TO NEW INVESTORS

We believe that there are limits to the amount an investment adviser can effectively invest in certain asset classes. Too many advisers try to manage more money regardless of their capacity to find attractive investments. Turner and the Funds will not do this. A Fund will be closed to new investors (with the limited exceptions explained elsewhere in this Prospectus) once assets under management reach certain specified levels. For the micro cap, small cap growth and small cap equity styles (which include the assets of the Micro Cap Growth, Small Cap Growth and Small Cap Equity Funds, respectively), that level has been reached. THE MICRO CAP GROWTH, SMALL CAP GROWTH AND SMALL CAP EQUITY FUNDS WERE CLOSED TO NEW INVESTORS ON MARCH 7, 2000, JULY 31, 2004 AND MAY 1, 2005, RESPECTIVELY. Similarly, Turner's MidCap Growth Fund will be closed when the assets Turner manages in the midcap growth style are within the range of $6.2 billion and $8.3 billion. Turner and the Funds may reopen investment styles should asset levels fall below capacity limits. Existing shareholders of a Fund will be notified before it is closed to new investors.

If a Fund is closed to new investors, existing shareholders of that Fund and, at the discretion of the closed Fund, third party plan administrators that have existing agreements with Turner and/or any of the Funds, may: (i) make investments in the closed Fund, (ii) reinvest dividends and capital gains distributions in the closed Fund, and (iii) open additional accounts with the Fund, provided the new accounts are registered in the same shareholder name or have the same taxpayer identification or social security number assigned to them. EXISTING SHAREHOLDERS OF THE MICRO CAP GROWTH FUND ARE NOT CURRENTLY PERMITTED TO OPEN ADDITIONAL ACCOUNTS WITH THIS FUND.

DISTRIBUTION OF FUND SHARES

SEI Investments Distribution Co. (the "Distributor"), a registered broker-dealer that is a wholly-owned subsidiary of SEI Investments, serves as Distributor of the Funds.

The Funds have adopted a Distribution and Shareholder Service Plan for Class II Shares (the "Class II Plan") that allows each Fund that offers Class II shares to pay distribution and/or service fees to the Distributor and other firms that provide distribution and/or shareholder services ("Service Providers"). Under the Class II Plan, if a Service Provider provides distribution services, a Fund may pay distribution fees pursuant to Rule 12b-1 of the Investment Company Act of 1940 to the Distributor at an annual rate not to exceed 0.75% of its Fund's Class II shares' average daily net assets. If a Service Provider provides shareholder services, including responding to shareholder inquiries and assisting shareholders with their accounts, a Fund may pay shareholder service fees to the Distributor at an annual rate not to exceed 0.25% of its Class II shares' average daily net assets. The Distributor, in turn, pays each Service Provider for the services it provides. Currently, the Class II shares of the Turner Midcap Growth Fund pays the Distributor 0.25% in distribution fees, and the Class II Shares of the Turner Midcap Growth Fund and Turner Core Growth Fund pays the Distributor 0.25% in shareholder service fees. Class II Shares of the Turner Small Cap Equity Fund are subject to 0.25% in distribution fees, but such distribution fees are currently being waived. Because these fees are paid out of a Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

Turner, TIM, the Distributor and/or their affiliates are permitted to make payments relating to distribution and sales support activities out of their profits or other sources available to them (and not as an additional charge to the Funds). Turner, TIM, the Distributor and/or their affiliates may pay affiliated and unaffiliated service organizations compensation for the sale and distribution of shares of the Funds or for other services to the Funds and shareholders. These payments ("Additional Payments") would be in addition to Fund payments described in this Prospectus and may be a fixed dollar amount, may be based on the number of customer accounts maintained by the service organization, or may be based on a percentage of the value of shares sold to, or held by, customers of the service organization. The aggregate amount of Additional Payments may be substantial. The Additional Payments include amounts that are sometimes referred to as "revenue sharing" payments. In some circumstances, these revenue sharing payments may create an incentive for a service organization, its employees or associated persons to recommend or sell shares of a Fund to you. Please contact your service organization for details about Additional Payments it may receive. For more information on Additional Payments, see the Statement of Additional Information. Turner and TIM do not direct portfolio transactions to broker-dealers in exchange for sales of fund shares or to receive preferential marketing treatment.

DIVIDENDS AND DISTRIBUTIONS
The Funds distribute their income annually as a dividend to shareholders.

The Funds make distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive the distribution.

You will receive dividends and distributions in the form of additional Fund shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Funds in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after we receive your written notice. To cancel your election, simply send written notice to the Fund.

TAXES

DISTRIBUTIONS
Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of net long-term capital gain over net short-term capital gain). In general, the Funds' dividends and distributions will be taxable to you for federal, state and local income tax purposes. Dividends and distributions are taxable whether they are received in cash or reinvested in Fund shares. For federal tax purposes, Fund distributions attributable to short-term capital gains and net investment income are taxable to you as ordinary income. Distributions attributable to any excess of net long-term capital gains of a Fund over net short-term capital losses generally are taxable to you as long-term capital gains. This is true no matter how long you own your shares.

Under current provisions of the Internal Revenue Code (the "Code"), the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. Also, Fund distributions to noncorporate shareholders attributable to dividends received by a Fund from U.S. and certain foreign corporations will generally be taxed at the long-term capital gain rate of 15%, as long as certain other requirements are met. The amount of a Fund's distributions that qualify for this favorable tax treatment will be reduced as a result of the Fund's securities lending activities, by a high portfolio turnover rate or by investments in debt securities or "non-qualified" foreign corporations. For these lower rates to apply to Fund distributions, the noncorporate shareholders must have owned their Fund shares for at least 61 days during the 121-day period beginning 60 days before a Fund's ex-dividend date.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid on December 31.

A percentage of the Funds' dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund's securities lending activities, by a high portfolio turnover rate or by investments in debt securities or foreign corporations.

You should note that if you purchase shares of a Fund just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

SALES AND EXCHANGES
You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange of your shares for shares of another Fund, in an amount equal to the difference between your tax basis in the shares and the amount you receive for them. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

IRAS AND OTHER TAX-QUALIFIED PLANS

The one major exception to the tax principles described above is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

BACKUP WITHHOLDING
If you (a) have provided either an incorrect Social Security Number or Taxpayer Identification Number or no number at all, (b) are subject to withholding by the Internal Revenue Service for prior failure to properly include on your return payments of interest or dividends, or (c) have failed to certify to Turner Funds, when required to do so, that you are not subject to backup withholding or are an "exempt recipient," then Turner Funds will be required in certain cases to withhold and remit to the Internal Revenue Service 28% of the dividends and distributions payable to you.


U.S. TAX TREATMENT OF FOREIGN SHAREHOLDERS
For distributions attributable to a Fund's taxable year beginning before January 1, 2005 or after December 31, 2007, foreign shareholders who are not "U.S. persons" (i.e., are nonresident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnership or other non-U.S. investors) generally will be subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable) on distributions by a Fund of net investment income, other ordinary income, and the excess, if any, of net short-term capital gain over net long-term capital loss for the year, regardless of the extent, if any, to which the income or gain is derived from non-U.S. investments of the Fund unless the distributions are effectively connected with a U.S. trade or business of the shareholder. Under recent changes to the Code, for distributions attributable to a Fund's taxable year beginning after December 31, 2004 and before January 1, 2008, foreign shareholders will generally not be subject to withholding tax on distributions attributable to "portfolio interest" or short-term capital gains unless (1) the distributions are effectively connected with a U.S. trade or business of the shareholder, or (2) with respect to short-term capital gains, the shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. A foreign shareholder generally will not be subject to U.S. income or withholding tax in respect of proceeds from or gain on the redemption of shares or in respect of capital gain dividends (i.e., dividends attributable to long-term capital gains of a Fund), unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholders is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of investing in a Fund.

STATE AND LOCAL TAXES
You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of a Fund's distributions, if any, that are attributable to interest on U.S. government securities. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

SUNSET OF TAX PROVISIONS
Some of the tax provisions described above are subject to sunset provisions. Specifically, a sunset provision provides that the 15% long-term capital gain rate and the taxation of dividends at the long-term capital gain rate will revert back to a prior version of these provisions in the Code for taxable years beginning after December 31, 2008.

Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships may be subject to different U.S. federal income tax treatment. You should consult your tax advisor for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

More information is contained in the Statement of Additional Information.

TURNER FUNDS FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Class I and Class II shares of the Funds (for Class I Shares of the Core Growth Fund, its table reflects information about the Fund while it was part of Constellation Funds, and prior to that, the Turner Funds). The Turner Large Cap Value Fund had not commenced operations as of September 30, 2005. Therefore, no information is presented below with respect to this Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of each Fund's operation. Some of this information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions. The financial highlights for each period ended September 30, 2005 have been audited by KPMG LLP, Independent Registered Public Accountants whose report, along with each Fund's financial statements, appears in the annual report that accompanies our SAI. You can obtain the Turner Funds' annual report, which contains more performance information, at no charge by calling 1-800-224-6312. The information for the years ended September 30, 2004, 2003, 2002 and 2001 was audited by the Funds' former independent auditors Ernst & Young LLP (except for the Strategic Growth Fund's financial highlights for the years ended September 30, 2001 and September 30, 2000 that were audited by other auditors, and the Core Growth Fund's financial highlights for the period ended September 30, 2004 that were audited by KPMG LLP).

TURNER LARGE CAP GROWTH FUND - CLASS I SHARES


--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
FOR THE PERIOD ENDED SEPTEMBER 30                2005          2004          2003           2002            2001
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
Net Asset Value, Beginning of Period            $4.83         $4.62          $3.50          $4.70           $9.81
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
INCOME FROM INVESTMENT OPERATIONS
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Net investment income (loss)                0.01**          --            --             --              --
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Realized and unrealized gains (losses)       0.57          0.21           1.12         (1.20)          (5.11)
    on investments
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Total From Investment Operations             0.58          0.21           1.12         (1.20)          (5.11)
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
LESS DIVIDENDS AND DISTRIBUTIONS
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Dividends from net investment income          --*          --*            --*            --              --
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Distributions from capital gains              --            --            --             --              --
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Total Dividends and Distributions             --            --            --             --              --
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
Net Asset Value, End of Period                  $5.41         $4.83          $4.62          $3.50           $4.70
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
TOTAL RETURN                                      12.09%         4.64%         32.01%       (25.53)%        (52.09)%
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------

--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
RATIOS/SUPPLEMENTAL DATA
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Net Assets, End of Period (000)           $43,025       $67,991        $79,416        $59,971         $53,048
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Ratio of Net Expenses to Average Net
    Assets+                                     0.75%         0.75%          0.75%          0.65%           0.74%
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Ratio of Total Expenses to Average Net                                   0.97%          0.90%           1.03%
    Assets                                      1.10%         0.94%
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Ratio of Net Investment Income (Loss)
    to Average Net Assets+                      0.16%         0.11%          0.03%             --         (0.14)%
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------
    Portfolio Turnover Rate++                   154.66%       165.94%        201.35%        272.99%         376.49%
--------------------------------------------- ------------ ------------- -------------- -------------- ---------------

------------
*    AMOUNT REPRESENTS LESS THAN $0.01 PER SHARE.
**   BASED ON AVERAGE SHARES OUTSTANDING
+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.
++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.


AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER CORE GROWTH FUND - CLASS I SHARES

------------------------------------------------ ------------ ------------- ------------- ------------- --------------
FOR THE PERIOD ENDED SEPTEMBER 30:                  2005          2004          2003          2002        2001((1))
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
Net Asset Value, Beginning of Period                 $8.84        $ 8.04        $ 6.29        $ 8.18        $ 10.00
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Net investment income (loss)                      0.02        (0.03)        (0.03)        (0.03)        --
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Realized and unrealized gains (losses) on
    investments                                       2.07          0.83          1.78        (1.86)         (1.82)
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Total From Investment Operations                  2.09          0.80          1.75        (1.89)         (1.82)
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Dividends from net investment income                --            --              --            --             --
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Distributions from capital gains                    --            --              --            --             --
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Total Dividends and Distributions                   --            --              --            --             --
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
Net Asset Value, End of Period                      $10.93         $8.84         $8.04         $6.29          $8.18
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
TOTAL RETURN                                        23.64%         9.95%        27.82%      (23.11)%      (18.20)%+
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
------------------------------------------------ ------------ ------------- ------------- ------------- --------------

------------------------------------------------ ------------ ------------- ------------- ------------- --------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Net Assets, End of Period (000)                $40,857        $5,080        $5,528        $4,747         $6,949
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Ratio of Net Expenses to Average Net
    Assets++                                     0.69%((2))        1.25%         1.25%         1.25%          1.25%
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Ratio of Total Expenses to Average Net
    Assets                                           1.60%         1.97%         2.14%         1.91%          5.35%
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Ratio of Net Investment Income (Loss) to
    Average Net Assets++                             0.46%       (0.27)%       (0.34)%       (0.33)%        (0.20)%
------------------------------------------------ ------------ ------------- ------------- ------------- --------------
    Portfolio Turnover Rate+++                     136.36%       104.00%       187.00%       313.00%         91.00%
------------------------------------------------ ------------ ------------- ------------- ------------- --------------

+    RETURNS ARE FOR THE PERIOD INDICATED AND HAVE NOT BEEN ANNUALIZED.

++   INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

+++  EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.


(1) COMMENCED OPERATIONS FEBRUARY 28, 2001. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(2) FOR THE PERIOD OCTOBER 1, 2004 THROUGH FEBRUARY 25, 2005, THE TOTAL EXPENSE CAP WAS 1.25%. EFFECTIVE FEBRUARY 26, 2005, THE TOTAL EXPENSE CAP WAS CHANGED TO 0.59%.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER CORE GROWTH FUND - CLASS II SHARES

------------------------------------------------- -------------
FOR THE PERIOD ENDED SEPTEMBER 30:                   2005(1)
------------------------------------------------- -------------
Net Asset Value, Beginning of Period                 $ 10.58
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------- -------------
    Net investment income                                 --
------------------------------------------------- -------------
    Realized and unrealized gains on investments        0.35
------------------------------------------------- -------------
    Total From Investment Operations                    0.35
------------------------------------------------- -------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------- -------------
    Dividends from net investment income                  --
------------------------------------------------- -------------
    Distributions from capital gains                      --
------------------------------------------------- -------------
    Total Dividends and Distributions                     --
------------------------------------------------- -------------
NET ASSET VALUE, END OF PERIOD                       $ 10.93
------------------------------------------------- -------------
TOTAL RETURN                                           3.31%
------------------------------------------------- -------------
------------------------------------------------- -------------

------------------------------------------------- -------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------- -------------
    Net Assets, End of Period (000)                  $     1
------------------------------------------------- -------------
    Ratio of Net Expenses to Average Net
    Assets++                                           0.83%
------------------------------------------------- -------------
    Ratio of Total Expenses to Average Net
    Assets                                             2.50%
------------------------------------------------- -------------
    Ratio of Net Investment Income to Average
    Net Assets++                                       0.33%
------------------------------------------------- -------------
    Portfolio Turnover Rate+++                       136.36%
------------------------------------------------- -------------

------------

(1) COMMENCED OPERATIONS ON AUGUST 1, 2005. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

++   INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

+++  EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER STRATEGIC GROWTH FUND - CLASS I SHARES(1)

FOR THE PERIOD ENDED SEPTEMBER 30                  2005           2004          2003         2002           2001
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
Net Asset Value, Beginning of Period            $    9.88     $      9.35   $      6.59   $      9.01    $     26.20
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
INCOME FROM INVESTMENT OPERATIONS
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Net investment loss                             (0.07)(2)       (0.07)        (0.06)        (0.08)         (0.10)(2)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Realized and unrealized gains (losses)           1.87            0.60          2.82         (2.34)        (11.63)
    on investments
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Total From Investment Operations                 1.80            0.53          2.76         (2.42)        (11.73)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
LESS DIVIDENDS AND DISTRIBUTIONS
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Dividends from net investment income               --              --            --            --             --
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Distributions from capital gains                   --              --            --            --          (5.46)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Total Dividends and Distributions                  --              --            --            --          (5.46)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
Net Asset Value, End of Period                  $   11.68     $      9.88   $      9.35   $      6.59    $      9.01
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
TOTAL RETURN                                        18.22%           5.67%        41.88%       (26.86)%       (53.71)%
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
---------------------------------------------   ---------     -----------   -----------   -----------    -----------

---------------------------------------------   ---------     -----------   -----------   -----------    -----------
RATIOS/SUPPLEMENTAL DATA
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Net Assets, End of Period (000)             $   7,158     $     4,430   $     3,551   $     4,847    $     9,776
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Ratio of Net Expenses to Average Net
    Assets+                                          1.25%           1.25%         1.25%         1.26%(3)       1.25%(3)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Ratio of Total Expenses to Average Net
    Assets                                           1.73%           1.83%         1.53%         5.98%(3)       3.49%(3)
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Ratio of Net Investment Loss to Average
    Net Assets+                                    (0.64)%          (0.70)%       (0.77)%       (0.71)%        (0.69)%
---------------------------------------------   ---------     -----------   -----------   -----------    -----------
    Portfolio Turnover Rate++                      206.17%         262.01%       282.15%       391.98%        400.04%
---------------------------------------------   ---------     -----------   -----------   -----------    -----------

------------
+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUSIVE EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1) THE INFORMATION SET FORTH IN THIS TABLE FOR THE PERIOD PRIOR TO AUGUST 17, 2002, IS THE FINANCIAL DATA OF THE MERCURY SELECT GROWTH FUND, CLASS I SHARES. FROM THE PERIOD JUNE 19, 2000, TO AUGUST 17, 2002, THE MERCURY SELECT GROWTH FUND OPERATED AS A "FEEDER" FUND THAT SOUGHT TO ACHIEVE ITS INVESTMENT OBJECTIVE BY INVESTING ALL OF ITS ASSETS IN THE "MASTER" PORTFOLIO, A MUTUAL FUND THAT HAD THE SAME INVESTMENT OBJECTIVE AS THE FUND. ALL INVESTMENTS WERE MADE AT THE MASTER LEVEL. THIS STRUCTURE IS SOMETIMES CALLED A "MASTER/FEEDER" STRUCTURE.


(2)  BASED ON AVERAGE SHARES OUTSTANDING.

(3) EXPENSE RATIOS INCLUDE THE MERCURY SELECT GROWTH FUND'S CLASS I SHARES PORTION OF THE MASTER'S ALLOCATED EXPENSES.

AMOUNT DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER MIDCAP GROWTH FUND - CLASS I SHARES


------------------------------------------------ ------------- ------------- ------------- ------------ --------------
FOR THE PERIOD ENDED SEPTEMBER 30                    2005          2004          2003         2002          2001
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
Net Asset Value, Beginning of Period               $20.99        $19.54        $13.78       $17.40         $46.52
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Net investment loss                           (0.19)(1)     (0.18)(1)     (0.14)(1)      (0.14)        (0.16)
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Realized and unrealized gains (losses) on        5.59          1.63          5.90       (3.48)        (25.89)
    investments
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Total From Investment Operations                 5.40          1.45          5.76       (3.62)        (26.05)
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Dividends from net investment income              --            --            --           --            --
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Distributions from capital gains                  --            --            --           --          (3.07)
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Total Dividends and Distributions                 --            --            --           --          (3.07)
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
Net Asset Value, End of Period                     $26.39        $20.99        $19.54       $13.78         $17.40
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
TOTAL RETURN                                          25.73%         7.42%        41.80%     (20.80)%       (59.00)%
------------------------------------------------ ------------- ------------- ------------- ------------ --------------

------------------------------------------------ ------------- ------------- ------------- ------------ --------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Net Assets, End of Period (000)                $955,730      $857,899      $773,788      $561,244       $595,761
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Ratio of Net Expenses to Average Net
    Assets+                                         1.20%         1.16%         1.15%        1.05%          1.04%
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Ratio of Total Expenses to Average Net                                                   1.16%          1.12%
    Assets                                          1.20%         1.16%         1.18%
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Ratio of Net Investment Loss to Average                                   (0.87)%      (0.81)%        (0.77)%
    Net Assets+                                   (0.78)%       (0.84)%
------------------------------------------------ ------------- ------------- ------------- ------------ --------------
    Portfolio Turnover Rate++                       151.63%       167.17%       208.80%      259.62%        335.57%
------------------------------------------------ ------------- ------------- ------------- ------------ --------------

+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1)  BASED ON AVERAGE SHARES OUTSTANDING.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER MIDCAP GROWTH FUND - CLASS II SHARES

-------------------------------------------- ------------- -------------- -------------- -------------- --------------
FOR THE PERIOD ENDED SEPTEMBER 30                2005          2004           2003           2002          2001(1)
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
Net Asset Value, Beginning of Period           $20.69         $19.36         $13.72         $17.41         $17.30
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
INCOME FROM INVESTMENT OPERATIONS
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Net investment loss                       (0.30)(2)      (0.28)(2)      (0.23)(2)      (0.22)(2)         --
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Realized and unrealized gains (losses)       5.50           1.61           5.87         (3.47)           0.11
    on investments
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Total From Investment Operations             5.20           1.33           5.64         (3.69)           0.11
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
LESS DIVIDENDS AND DISTRIBUTIONS
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Dividends from net investment income          --            --             --             --             --
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Distributions from capital gains              --            --             --             --             --
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Total Dividends and Distributions             --            --             --             --             --
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
Net Asset Value, End of Period                 $25.89         $20.69         $19.36         $13.72         $17.41
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
TOTAL RETURN                                      25.13%          6.87%         41.11%       (21.19)%        0.64%+
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
-------------------------------------------- ------------- -------------- -------------- -------------- --------------

-------------------------------------------- ------------- -------------- -------------- -------------- --------------
RATIOS/SUPPLEMENTAL DATA
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Net Assets, End of Period (000)            $1,833         $1,395           $423           $102             $7
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Ratio of Net Expenses to Average Net
    Assets++                                    1.70%          1.66%          1.65%          1.55%          1.54%
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Ratio of Total Expenses to Average Net                                    1.68%          1.66%          1.95%
    Assets                                      1.70%          1.66%
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Ratio of Net Investment Loss to
    Average Net Assets++                      (1.28)%        (1.35)%        (1.36)%        (1.25)%        (1.04)%
-------------------------------------------- ------------- -------------- -------------- -------------- --------------
    Portfolio Turnover Rate+++                  151.63%        167.17%        208.80%        259.62%        335.57%
-------------------------------------------- ------------- -------------- -------------- -------------- --------------

------------
+    RETURNS ARE FOR THE PERIOD INDICATED AND HAVE NOT BEEN ANNUALIZED.

++   INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

+++  EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1) COMMENCED OPERATIONS ON SEPTEMBER 24, 2001. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(2)  BASED ON AVERAGE SHARES OUTSTANDING.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER SMALL CAP GROWTH FUND - CLASS I SHARES

------------------------------------------------- ------------ ------------- ------------- ------------- -------------
FOR THE PERIODS ENDED SEPTEMBER 30                   2005          2004          2003          2002          2001
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
Net Asset Value, Beginning of Period               $21.33        $18.88        $12.62        $15.65        $44.79
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Net investment loss                             (0.01)        (0.19)        (0.12)        (0.20)        (0.04)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Realized and unrealized gains (losses) on        3.36          2.64          6.38        (2.83)       (18.63)
    investments
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Total From Investment Operations                 3.35          2.45          6.26        (3.03)       (18.67)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Dividends from net investment income              --            --            --            --            --
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Distributions from capital gains                  --            --            --            --         (10.47)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Total Dividends and Distributions                 --            --            --            --         (10.47)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
Net Asset Value, End of Period                     $24.68        $21.33        $18.88        $12.62        $15.65
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
TOTAL RETURN                                          15.71%        12.98%        49.60%      (19.36)%      (49.81)%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
------------------------------------------------- ------------ ------------- ------------- ------------- -------------

------------------------------------------------- ------------ ------------- ------------- ------------- -------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Net Assets, End of Period (000)                $257,149      $237,213      $192,791       $144,181      $241,876
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Net Expenses to Average Net Assets+
                                                    1.25%         1.25%         1.25%         1.25%         1.25%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Total Expenses to Average Net
    Assets                                          1.44%         1.41%         1.41%         1.40%         1.40%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Net Investment Loss to Average Net
    Assets+                                       (0.91)%       (0.95)%       (0.79)%       (0.99)%       (0.96)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Portfolio Turnover Rate++                       152.96%       151.02%       187.95%       188.34%       176.11%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------

------------
+     INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++    EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER MICRO CAP GROWTH FUND - CLASS I SHARES

------------------------------------------------- ------------ ------------- ------------- ------------- -------------
FOR THE PERIOD ENDED SEPTEMBER 30                    2005          2004          2003          2002          2001
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
Net Asset Value, Beginning of Period               $50.02        $41.38        $32.04        $32.08        $45.92
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Net investment loss                           (0.46)((1))     (0.39)        (0.25)        (0.33)        (0.12)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Realized and unrealized gains (losses) on                                    9.59      0.29((2))       (9.02)
    investments                                     13.35         10.04
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Total From Investment Operations                12.89          9.65          9.34        (0.04)        (9.14)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Dividends from net investment income              --            --            --            --            --
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Distributions from capital gains                (6.45)        (1.01)          --            --          (4.70)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Total Dividends and Distributions               (6.45)        (1.01)          --            --          (4.70)
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
Net Asset Value, End of Period                     $56.46        $50.02        $41.38        $32.04        $32.08
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
TOTAL RETURN                                          27.90%        23.54%        29.15%       (0.12)%      (20.23)%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
------------------------------------------------- ------------ ------------- ------------- ------------- -------------

------------------------------------------------- ------------ ------------- ------------- ------------- -------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Net Assets, End of Period (000)                $502,108      $366,692      $253,840       $178,130      $160,010
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Net Expenses to Average Net Assets+
                                                    1.40%         1.40%         1.40%         1.31%         1.25%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Total Expenses to Average Net
    Assets                                          1.44%         1.42%         1.44%         1.42%         1.40%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Ratio of Net Investment Loss to Average Net
    Assets+                                       (0.90)%       (0.85)%       (0.81)%       (0.88)%       (0.50)%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------
    Portfolio Turnover Rate++                        73.50%       122.45%       147.77%        88.89%       121.96%
------------------------------------------------- ------------ ------------- ------------- ------------- -------------

------------
+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1)  BASED ON AVERAGE SHARES OUTSTANDING.


(2) THE AMOUNT SHOWN FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD DOES NOT ACCORD WITH THE AGGREGATE NET LOSSES ON INVESTMENTS FOR THE PERIOD BECAUSE OF THE SALES AND REPURCHASES OF FUND SHARES IN RELATION TO FLUCTUATING MARKET VALUE OF THE INVESTMENTS OF THE FUND.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER SMALL CAP EQUITY FUND - CLASS II SHARES

------------------------------------------------------- ------------- ---------------- ---------------- --------------
FOR THE PERIOD ENDED SEPTEMBER 30                           2005           2004             2003           2002(1)
------------------------------------------------------- ------------- ---------------- ---------------- --------------
Net Asset Value, Beginning of Period                      $13.92           $12.27            $9.30         $10.00
------------------------------------------------------- ------------- ---------------- ---------------- --------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Net investment loss                                 (0.11)((2))       (0.02)           (0.02)                --
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Realized and unrealized gains (losses) on
    investments                                            2.25             2.95             3.00            (0.70)
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Total From Investment Operations                       2.14             2.93             2.98            (0.70)
------------------------------------------------------- ------------- ---------------- ---------------- --------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Dividends from net investment income                     --               --           (0.01)                --
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Distributions from capital gains                         --           (1.23)               --                --
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Return of capital                                        --           (0.05)               --                --
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Total Dividends and Distributions                        --           (1.28)           (0.01)                --
------------------------------------------------------- ------------- ---------------- ---------------- --------------
Net Asset Value, End of Period                           $16.06           $13.92           $12.27             $9.30
------------------------------------------------------- ------------- ---------------- ---------------- --------------
TOTAL RETURN                                             15.37%           24.75%           32.04%           (7.00)%+
------------------------------------------------------- ------------- ---------------- ---------------- --------------
------------------------------------------------------- ------------- ---------------- ---------------- --------------

------------------------------------------------------- ------------- ---------------- ---------------- --------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Net Assets, End of Period (000)                      $67,713          $29,171          $12,557         $7,260
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Ratio of Net Expenses to Average Net Assets++          1.43%            1.35%            1.32%          1.35%
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Ratio of Total Expenses to Average Net Assets          1.67%            1.94%            2.05%          3.02%
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Ratio of Net Investment Loss to Average Net
    Assets++                                             (0.71)%          (0.25)%          (0.26)%        (0.07)%
------------------------------------------------------- ------------- ---------------- ---------------- --------------
    Portfolio Turnover Rate+++                             170.22%          221.99%          287.39%         86.94%
------------------------------------------------------- ------------- ---------------- ---------------- --------------

+    RETURNS ARE FOR THE PERIOD INDICATED AND HAVE NOT BEEN ANNUALIZED.

++   INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

+++  EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1) COMMENCED OPERATIONS ON MARCH 4, 2002. ALL RATIOS FOR THE PERIOD HAVE BEEN ANNUALIZED.

(2)  BASED ON AVERAGE SHARES OUTSTANDING.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER TECHNOLOGY FUND - CLASS I SHARES

------------------------------------------------ ------------- ------------ ------------- ------------- -------------
FOR THE PERIOD ENDED SEPTEMBER 30                    2005         2004          2003          2002          2001
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
Net Asset Value, Beginning of Period                $5.55        $5.31         $3.03         $4.88        $32.69
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Net investment loss                             (0.03)       (0.10)        (0.04)        (0.06)        (0.15)
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Realized and unrealized gains (losses) on                                   2.32        (1.79)       (23.42)
    investments                                      1.07         0.34
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Total From Investment Operations                 1.04         0.24          2.28        (1.85)       (23.57)
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Dividends from net investment income              --           --            --            --            --
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Distributions from capital gains                  --           --            --            --          (4.24)
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Total Dividends and Distributions                 --           --            --            --          (4.24)
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
Net Asset Value, End of Period                      $6.59        $5.55         $5.31         $3.03         $4.88
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
TOTAL RETURN                                          18.74%        4.52%        75.25%      (37.91)%      (81.12)%
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
------------------------------------------------ ------------- ------------ ------------- ------------- -------------

------------------------------------------------ ------------- ------------ ------------- ------------- -------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Net Assets, End of Period (000)                 $12,907      $16,030       $19,696        $11,662       $25,147
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Ratio of Net Expenses to Average Net
    Assets+                                         1.29%        1.65%         1.13%         0.88%         1.21%
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Ratio of Total Expenses to Average Net
    Assets                                          1.50%        1.80%         1.49%         1.43%         1.58%
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Ratio of Net Investment Loss to Average
    Net Assets+                                   (1.11)%      (1.50)%       (0.97)%       (0.84)%       (1.10)%
------------------------------------------------ ------------- ------------ ------------- ------------- -------------
    Portfolio Turnover Rate++                       156.92%      331.52%       523.75%       734.40%       727.24%
------------------------------------------------ ------------- ------------ ------------- ------------- -------------

+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER CONCENTRATED GROWTH FUND - CLASS I SHARES

------------------------------------------------ ------------ ------------- ------------- ------------- -------------
FOR THE PERIOD ENDED SEPTEMBER 30                   2005          2004          2003          2002          2001
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
Net Asset Value, Beginning of Period               $5.82         $6.05         $4.03         $5.76        $24.74
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
INCOME FROM INVESTMENT OPERATIONS
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Net investment loss                            (0.02)        (0.07)        (0.04)          --          (0.09)
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Realized and unrealized gains (losses) on
    investments                                     1.30        (0.16)          2.06        (1.73)       (14.96
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Total From Investment Operations                1.28        (0.23)          2.02        (1.73)       (15.05)
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
LESS DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Dividends from net investment income             --            --            --            --            --
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Distributions from capital gains                 --            --            --            --          (3.93)
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Total Dividends and Distributions                --            --            --            --          (3.93)
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
Net Asset Value, End of Period                     $7.10         $5.82         $6.05         $4.03         $5.76
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
TOTAL RETURN                                         21.99%       (3.80)%        50.12%      (30.03)%      (70.40)%
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
------------------------------------------------ ------------ ------------- ------------- ------------- -------------

------------------------------------------------ ------------ ------------- ------------- ------------- -------------
RATIOS/SUPPLEMENTAL DATA
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Net Assets, End of Period (000)                $30,779       $39,109       $47,004        $29,182       $56,803
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Ratio of Net Expenses to Average Net
    Assets+                                        1.15%         1.42%         1.23%         0.30%         1.05%
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Ratio of Total Expenses to Average Net
    Assets                                         1.41%         1.57%         1.60%         1.17%         1.32%
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Ratio of Net Investment Loss to Average
    Net Assets+                                  (0.57)%       (0.99)%       (0.90)%       (0.03)%       (0.76)%
------------------------------------------------ ------------ ------------- ------------- ------------- -------------
    Portfolio Turnover Rate++                      329.52%       498.78%       762.18%       1,182.61%      1,117.77%
------------------------------------------------ ------------ ------------- ------------- ------------- -------------

------------

+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER NEW ENTERPRISE FUND - CLASS I SHARES

---------------------------------------------- ------------- ------------ ------------- -------------- --------------
FOR THE PERIOD ENDED SEPTEMBER 30                  2005         2004          2003          2002          2001(1)
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
Net Asset Value, Beginning of Period              $4.52        $4.34         $2.27          $3.29         $12.52
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
INCOME FROM INVESTMENT OPERATIONS
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Net investment loss                            (0.03)       (0.06)        (0.02)         (0.04)       (0.03)
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Realized and unrealized gains (losses)
    on investments                                   1.37    0.24((2))          2.09         (0.98)       (9.20)
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Total From Investment Operations                 1.34         0.18          2.07         (1.02)       (9.23)
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
LESS DIVIDENDS AND DISTRIBUTIONS
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Dividends from net investment income            --            --           --             --             --
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Distributions from capital gains                --            --           --             --             --
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Total Dividends and Distributions               --            --           --             --             --
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
Net Asset Value, End of Period                      $5.86        $4.52         $4.34          $2.27        $3.29
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
TOTAL RETURN                                       29.65%        4.15%        91.19%       (31.00)%     (73.72)%
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
---------------------------------------------- ------------- ------------ ------------- -------------- --------------

---------------------------------------------- ------------- ------------ ------------- -------------- --------------
RATIOS/SUPPLEMENTAL DATA
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Net Assets, End of Period (000)                $9,144      $10,805       $13,468         $3,198       $6,144
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Ratio of Net Expenses to Average Net
    Assets+                                         1.36%        1.18%         1.16%          0.98%        1.28%
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Ratio of Total Expenses to Average Net
    Assets                                          1.87%        1.51%         1.99%          2.04%        3.13%
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Ratio of Net Investment Loss to Average
    Net Assets+                                   (1.14)%      (0.83)%       (0.95)%        (0.92)%      (1.04)%
---------------------------------------------- ------------- ------------ ------------- -------------- --------------
    Portfolio Turnover Rate++                     226.82%      382.08%       451.37%        754.09%      758.98%
---------------------------------------------- ------------- ------------ ------------- -------------- --------------

------------
+    INCLUSIVE OF FEES PAID INDIRECTLY, WAIVERS AND/OR REIMBURSEMENTS.

++   EXCLUDES EFFECT OF IN-KIND TRANSFERS AND MERGERS.

(1) ON MAY 18, 2001, THE BOARD OF TRUSTEES OF TURNER FUNDS APPROVED RESOLUTIONS TO CHANGE THE NAME OF THE B2B E-COMMERCE FUND TO THE TURNER NEW ENTERPRISE FUND AND TO CHANGE A NON-FUNDAMENTAL INVESTMENT POLICY OF THE FUND TO BE CONSISTENT WITH THE TURNER NEW ENTERPRISE FUND'S INVESTMENT OBJECTIVES.

(2) THE AMOUNT SHOWN FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD DOES NOT ACCORD WITH AGGREGATE NET LOSSES ON INVESTMENTS FOR THE PERIOD BECAUSE THE SALES AND REPURCHASES OF FUND SHARES IN RELATION TO FLUCTUATING MARKET VALUE OF THE INVESTMENTS OF THE FUND.

AMOUNTS DESIGNATED AS "--" ARE EITHER $0 OR HAVE BEEN ROUNDED TO $0.

TURNER FUNDS

INVESTMENT ADVISER
Turner Investment Partners, Inc.
1205 Westlakes Drive, Suite 100
Berwyn, PA 19312

Turner Investment Management LLC
100 Pearl Street, 11th Floor
Hartford CT 06103

DISTRIBUTOR
SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456


More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI dated January 31, 2006 includes information about the Funds. The SAI is on file with the SEC and is incorporated by reference into this Prospectus. This means that the SAI, for legal purposes, is a part of this Prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports contain information about each Fund's holdings, investments strategies, recent market conditions and trends, and their impact on Fund performance. These reports also contain detailed financial information about the Funds.

To obtain an SAI, Annual or Semi-Annual Report, without charge, upon request, or to request other information about the Funds or to make shareholder inquiries:

BY TELEPHONE: Call 1-800-224-6312

BY MAIL:              Write to Turner Funds at:
                      P.O. Box 219805
                      Kansas City, MO 64121-9805

BY INTERNET:  www.turnerinvestments.com

FROM THE SEC:

You can also obtain the SAI or the Annual and Semi-Annual Reports, as well as other information about Turner Funds, from the EDGAR Database on the SEC's website (www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC (for information on the operation of the Public Reference Room, call 1-202-942-8090). You may request documents by mail from the SEC, upon payment of a duplicating fee, by writing to:

         Securities and Exchange Commission
         Public Reference Section
         Washington, DC 20549-0102.

You may also obtain this information, upon payment of a duplicating fee, by e-mailing the SEC at the following address: publicinfo@sec.gov.


Turner Funds' Investment Company Act registration number is 811-07527.